UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Soliciting Material under §240.14a-12

Prudential Financial, Inc.

(Name of Registrant as Specified In Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Leading with our Corporate Purpose

Prudential's vision is to be a global leader in expanding access to investing, insurance, and retirement security. In pursuit of our vision, we focus on the long-term financial resiliency of our diverse businesses to deliver value to our shareholders, employees, and communities.

Confident in our purpose, vision and strategy, Prudential:

Stands by our commitment to effective corporate governance

Strong corporate governance practices are the foundation of a sustainable business. Our corporate governance framework is a set of principles, guidelines and practices that support consistent financial performance and long-term value creation for our shareholders.

Creates positive social impact by serving our communities

For over four decades, The Prudential Foundation has sponsored research, incubated partnerships, and scaled innovative services and distribution channels to create paths to economic mobility for communities around the world. In addition, Prudential supports employee engagement programs to help our colleagues access the tools and opportunities to drive impact in their communities.

Prioritizes human capital

The long-term financial resiliency of our firm is heavily dependent on our employees. We believe our corporate culture creates an environment where our colleagues feel valued and supported with robust training programs, networks, benefits and development opportunities to help them thrive.

Takes meaningful action to reduce our environmental footprint

Prudential continues to invest in the talent and systems needed to reduce our emissions, strengthen our resiliency, and engage our stakeholders on relevant sustainability issues.

Dear Fellow Shareholders:
You are invited to the Annual Meeting of Shareholders on May 14, 2024, at 751 Broad Street, Newark, NJ 07102, at 2:00 p.m.
We hope you will attend the meeting. Whether or not you attend, please designate the proxies on the proxy card to vote your shares.
We are once again offering a voting incentive to registered shareholders. Thanks to your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems. Since we established our partnership in 2010, American Forests has planted more than 892,000 trees on behalf of our shareholders.
Every shareholder’s vote is important. Thank you for your commitment to the Company and please vote your shares.
Sincerely,
Charles F. Lowrey
Chairman and Chief Executive Officer
Prudential Financial, Inc.
751 Broad Street
Newark, NJ 07102

All of us at Prudential share a determination to deliver on our promises to stakeholders, including employees, customers, shareholders and the communities in which we live and work. On behalf of the entire Board of Directors, we value your vote and thank you for investing in Prudential.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	1

March 28, 2024	Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102
From the Board of Directors
to Our Shareholders
The progress we made in 2023 and our financial strength position us to navigate the current macroeconomic environment and maintain a disciplined approach to capital deployment. We continue to deliver on our strategy to become a higher-growth, less market-sensitive and more nimble company. In support of transparency and accountability, we are pleased to share with you an overview of the Board’s actions during the past year.
Strategic and Business Highlights
We are optimizing our operating model to drive financial resiliency, efficiency and growth. In 2023, we launched Prismic, a life and annuity reinsurance company alongside Warburg Pincus and other investors. Prismic illustrates how Prudential is unlocking value for customers, shareholders, and other stakeholders with our mutually reinforcing business system, which combines the power of our brand, global asset and liability origination capabilities, and multichannel distribution. It is one of our most exciting opportunities to drive sustainable long-term growth across our investment management, insurance, and retirement businesses.
More than half of our employees work in our Japanese operation and are central to our international strategy. In November 2023, we held our Board meeting in Tokyo, Prudential’s headquarters in Japan. Over the course of several days, we met with senior management representing our four Asian businesses to discuss strategic long-term priorities and their view of the economic outlook for the region. We also met employees whose observations and experiences reinforced the strength of Prudential’s culture and our commitment to develop talent globally.
Board Succession Planning
We are committed to maintaining the Board’s vitality through our ongoing Board recruitment process. The Corporate Governance and Business Ethics Committee evaluates prospective Board candidates that complement the depth and breadth of experiences by our directors and the needs of Prudential’s long-term business strategy. In addition, the Committee considers the span of a candidate’s perspective, background, work experience and other demographics. In September 2023, we welcomed Kathleen Murphy, former president of Fidelity’s Personal Investing business, to the Board. Ms. Murphy is a seasoned business leader with an extensive track record for driving growth and building new business capabilities.
Purpose In Action
Prudential has a long-standing commitment to diversity, equity, and inclusion in all aspects of our business. We hold ourselves, our management team, and all employees accountable for promoting an environment that values difference and diverse perspectives to benefit our customers, shareholders, employees, and communities. In support of these efforts, 40% of our U.S. employees participate in at least one of Prudential’s eight Business Resource Groups (BRGs). Prudential provides structure and forums through which these BRGs and the Company’s executive leadership team engage around strategic business issues, partner with human resources to identify developmental opportunities and collaborate across business lines to influence Prudential’s transformation efforts.
As part of our overall commitment to diversity, equity and inclusion, we take a shared value approach to equitable growth that benefits both business and society. The Corporate Social Responsibility Oversight Committee, which includes members of the Board, governs these efforts on the local, national, and international levels.
Locally, our commitment to our headquarters city of Newark remains strong, with additional investments through the inaugural Community Grants Program, launched in 2023 with $500,000 in seed funding. In June 2023, we awarded grants to 53 community-based projects focused on addressing local issues and implementing changes that foster stability and growth across the five wards of Newark.
2	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

From the Board of Directors to Our Shareholders
Nationally, we partnered with Prudential’s businesses to enhance Prudential’s Financial Wellness Census, a tool used to survey more than 3,000 U.S. adults between the ages of 25 and 70 about their financial experience. More than 30 million customers have access to this assessment, which has helped deliver significant business impact and ongoing enhancements to Prudential’s digital customer experience.
Internationally, our disaster relief efforts reached nearly seven million people in 2023, with almost $2 million contributed to help those affected by disasters such as the war in Ukraine and the earthquakes in Turkey and Syria.
Shareholder Engagement
Effective corporate governance includes regular, constructive conversations with our shareholders to proactively seek shareholder insights, which enable us to consider a broad range of perspectives. In 2023, our Board and management team engaged with a cross section of shareholders owning a majority of our outstanding shares. Topics discussed included Prudential’s transformation, our executive compensation plan, human capital development, inclusion and diversity, climate, business risks and opportunities and Prudential’s Board and leadership structure. An important component of our engagement outreach is our director videos. This year we are featuring Martina Hund-Mejean, Audit Committee Chair and member of the Finance and Executive Committees, and Wendy E. Jones, member of the Audit, Corporate Governance and Business Ethics, and Compensation and Human Capital Committees. Please watch our videos on our website at www.prudential.com/directorvideos.
Sustainability Initiatives
To deliver on our long-term commitments, Prudential’s decision-making must be informed by the current and projected impact of environmental, social, and governance issues on its business. Relevant and emerging risks and opportunities—related to a changing climate and beyond—are shared by management with the Board and are addressed to our external stakeholders in our robust annual sustainability disclosures. Management is continuing to invest in the analyses, talent, systems, and processes to comply with anticipated regulations and reporting requirements in the U.S. and globally.
We enter 2024 with momentum and optimism. We have expanded and diversified our product offerings, enhanced customer and client experiences and continue to reinvest in our businesses for sustainable long-term growth. On behalf of the entire Board, we are grateful for your support of the Board and Prudential.
Your view is important to us. We value your support, and we encourage you to share your opinions with us. You can send an email to the independent directors at independentdirectors@ prudential.com or provide feedback on our executive compensation program via our website at www.prudential.com/executivecomp. If you would like to write to us, you may do so by addressing your correspondence to Prudential Financial, Inc., Board of Directors, c/o Margaret M. Foran, Chief Governance Officer, 751 Broad Street, Newark, NJ 07102.
The Board of Directors of Prudential Financial, Inc.
Gilbert F. Casellas	Kathleen A. Murphy
Robert M. Falzon	Sandra Pianalto
Martina Hund-Mejean	Christine A. Poon
Wendy E. Jones	Douglas A. Scovanner
Charles F. Lowrey	Michael A. Todman
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	3

Notice of Annual Meeting
of Shareholders of
Prudential Financial, Inc.
Agenda
1.	Election of ten directors named in the Proxy Statement;
2.	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024;
3.	Advisory vote to approve named executive officer compensation;
4.	Shareholder proposal regarding an independent board chairman; and
5.	Shareholders also will act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record date:
You can vote if you were a shareholder of record on
March 15, 2024.

We encourage you to vote your shares before the Annual Meeting. Voting instructions are provided on your proxy card or on the voting instruction form provided by your broker. Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting.
If you are attending the meeting, you will be asked to present your admission ticket and valid, government-issued photo identification, such as a driver’s license, as described in the Proxy Statement.
By Order of the Board of Directors,
Margaret M. Foran Chief Governance Officer, Senior Vice President and Corporate Secretary March 28, 2024 Prudential Financial, Inc.
Place Prudential Financial’s office located at 751 Broad Street Newark, NJ 07102
Date May 14, 2024	Time 2:00 p.m.
Direct Deposit Your Prudential Dividend—Save Time, Money and the Environment

By the end of 2024, Prudential will no longer mail paper dividend checks to our registered shareholders. If you are not already enrolled and are a registered shareholder with our transfer agent, Computershare, please do not delay and enroll now to continue to receive your Prudential stock dividends.

How will you benefit from direct deposit? • Security—Reduce the risk of lost or stolen checks. • Convenience—Access your funds immediately. • Timely—Avoid United States Postal Service delays.
There are three easy ways to enroll for this free benefit:
Visit: https://qrco.de/PRU2024 or scan here.
Call: (800) 305-9404 and say direct deposit after you enter your account information	Scan:

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Shareholders to Be Held on May 14, 2024: Our 2024 Proxy Statement and Annual Report for the year ended December 31, 2023 are available free of charge on our website at www.prudential.com/governance.
4	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Summary Information
To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information about the Company. The following description is only a summary.
The Year 2023 for Prudential
During the year, we made strong progress executing our transformation to be a higher-growth, more capital-efficient, and more nimble company. We expanded and diversified our product offerings, enhanced customer and client experience, and evolved our operating model, all while continuing to reinvest in our businesses. Our strategic progress and financial strength position us well to navigate the current macroeconomic environment, while maintaining a disciplined approach to capital deployment. Looking ahead, we are well positioned to deliver sustainable long-term growth and be a global leader in expanding access to investing, insurance, and retirement security.
Annual Meeting Proposals
Proposal	Recommendation of Board
Election of directors	FOR each of the nominees
Ratification of independent auditor	FOR
Advisory vote to approve named executive officer compensation	FOR
Shareholder proposal regarding an Independent Board Chairman	AGAINST
Board of Directors — Nominees and Committees
All nominees are independent except for Robert M. Falzon and Charles F. Lowrey.
				Committee Membership
Name	Age	Independent	Director Since	Executive	Compensation and Human Capital	Investment	Finance	Corporate Governance & Business Ethics	Audit	Other Public Boards
Gilbert F. Casellas	71	Yes	01/2001	•	•			C		0
Robert M. Falzon	64	No	08/2019							0
Martina Hund-Mejean	63	Yes	10/2010	•			•		C	1
Wendy E. Jones	58	Yes	01/2021		•			•	•	0
Charles F. Lowrey	66	No	12/2018	•						0
Kathleen A. Murphy	61	Yes	09/2023			•				0
Sandra Pianalto	69	Yes	07/2015			•		•		1
Christine A. Poon	71	Yes	09/2006	•		•	C			3
Douglas A. Scovanner	68	Yes	11/2013	•		C			•	0
Michael A. Todman Lead Independent Director (since 2023)	66	Yes	03/2016	C	C		•			3
• Member    C Chair
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	5

Summary Information
2023 Total Shareholder Return
The chart on the right shows our absolute Total Shareholder Return (“TSR”) and percentile ranking relative to the 20 companies in our Compensation Peer Group over the three time periods indicated.
	1-Year	3-Year	5-Year
Cumulative TSR	10%	54%	64%
Annualized TSR	10%	15%	10%
Percentile Rank	39%	72%	48%

Governance Practices
Board Committees	Independent
Audit	Yes
Corporate Governance & Business Ethics	Yes
Compensation and Human Capital	Yes
Finance	Yes
Investment	Yes

Number of Board Meetings Held	8
Director Attendance Board and Committee Meetings
Nine Directors	100%
One Director	67%*
2023 Annual Meeting Proposal Results	% Support
Election of directors	92.4-98.74%
Appointment of the Independent Auditors	95.59%
Advisory vote to approve named executive officer compensation	94.52%
Advisory vote on the frequency of future advisory votes to approve named executive officer compensation	96.61%
Shareholder proposal regarding an Independent Board Chairman	34.95%
Board Structure
Chairman Classification	Combined
Independent Lead Director	Yes
Number of Directors	10
% Independent	80%
% Non-Employee Director Diverse	88%
% Women	50%
% Racial Diversity	30%
Director Average Tenure (years)	9
Director Average Age	65
Shareholder Rights
Classified Board	No
Shareholder right to call special meetings	10%
Material restrictions on right to call special meetings	No
Shareholder right to act by written consent	Unanimous
Poison Pill	No
Proxy Access	Yes

*
All directors, except one, attended 100% of all meetings of the full Board and the Committees on which they served. Kathleen A. Murphy attended 67% of the Board and Committee meetings she was scheduled to attend. She was elected in September 2023, and missed one of three meetings remaining in 2023 due to the death of a family member.

6	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

General Information About the Meeting	69
Voting Instructions and Information	69
Board Recommendations	71
Submission of Shareholder Proposals and Director Nominations	71
Appendix A – Non-GAAP Measures	74
Pay Equity Statement	77

Proxy Statement
The Board of Directors (the “Board”) of Prudential Financial, Inc. (“Prudential Financial” or the “Company”) is providing this Proxy Statement in connection with the Annual Meeting of Shareholders to be held on May 14, 2024, at 2:00 p.m., at Prudential Financial’s office located at 751 Broad Street, Newark, NJ 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 28, 2024.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	7

Item 1
Election of Directors
Our Board of Directors has nominated ten directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors and are standing for election. Each agreed to be named in this Proxy Statement and serve if elected.
We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.
Director Criteria, Qualifications, Experience and Tenure
Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. The Corporate Governance and Business Ethics Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function and in the context of the Company’s strategic priorities. The Committee then compares those skills to those of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process. As described in our Corporate Governance Principles and Practices, the Board requires a diverse candidate pool for all director searches and evaluates a nominee’s experience, gender, race, ethnicity, skills and other qualities in the context of the full Board.
Board Highlights

Our Corporate Governance Principles and Practices place great emphasis on diversity, and, pursuant to our Principles and Practices, the Committee actively considers diversity in recruitment and nominations of directors and assesses its effectiveness in this regard when reviewing the composition of the Board. The current composition of our Board reflects those efforts and the importance of diversity to the Board.

Our directors’ expertise combines to provide a broad mix of skills, qualifications and proven leadership abilities.
The Corporate Governance and Business Ethics Committee practices a long-term approach to board refreshment. With the assistance of an independent search firm, the Committee regularly identifies individuals who have expertise that would complement and enhance the current Board’s skills and experience. In addition, as part of our shareholder engagement dialogue, we routinely ask our investors for input regarding director recommendations.
8	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Item 1 Election of Directors
In addition, the Committee reviews each current director and evaluates their candidacy for recommendation. A review of their attendance, skills, participation and other time commitments, votes by shareholders on their candidacy, among other factors, is considered.
Further, the Board strongly believes that the composition of the Board should be balanced and include longer tenured directors who have seen several financial cycles, mid-term tenured directors, and newer directors.
Our Board believes that a balance of our director diversity of experience and tenure is a strategic asset to our investors. The range of our Board’s tenure encompasses directors who have historic institutional knowledge of Prudential and the competitive environment, complemented by newer directors with varied backgrounds and skills. This robustness of our refreshment strategy combines experience and continuity with new perspectives.
It is of critical importance to the Company that the Committee recruit directors who help achieve the goal of a well-rounded Board that functions respectfully as a unit.
The Committee expects each of the Company’s directors to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	9

Item 1 Election of Directors
Summary of Director Nominee Qualifications and Experience	Casellas	Falzon	Hund-Mejean	Jones	Lowrey	Murphy	Pianalto	Poon	Scovanner	Todman
Academia/Education Brings perspective regarding organizational management and academic research relevant to our business and strategy					•		•	•
Business Ethics Play a critical role in the success of our businesses	•	•			•			•
Business Head/Administration Directors with administration experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others	•	•	•	•	•	•	•	•	•	•
Business Operations A practical understanding of developing, implementing and assessing our operating plan and business strategy	•	•	•	•	•	•	•	•	•	•
Corporate Governance Supports our goals of strong Board and management accountability, transparency and protection of shareholder interests	•	•	•	•	•	•	•	•	•	•
Environmental/Sustainability/Climate Change Strengthens the Board’s oversight and assures that strategic business imperatives and long term value creation are achieved within a sustainable, environmentally focused model
	•	•			•
Finance/Capital Allocation For evaluating our financial statements and capital structure		•	•		•	•	•	•	•	•
Financial Expertise/Literacy Assists our directors in understanding and overseeing our financial reporting and internal controls	•	•	•	•	•	•	•	•	•	•
Financial Services Industry For understanding and reviewing our business and strategy		•	•		•	•	•	•	•
Government/Public Policy The Company operates in a heavily regulated industry that is directly affected by governmental actions	•	•				•	•			•
Human Capital Management/Talent/Inclusion and Diversity For oversight of the implementation of a successful framework for workforce acquisition, workforce management and workforce optimization that results in the attraction, development and retention of top candidates with diverse skills and backgrounds
	•	•	•	•	•	•	•	•	•	•
Insurance Industry For understanding and reviewing our business and strategy		•			•	•
International For understanding and reviewing our business and strategy		•	•	•	•			•		•
Investments For evaluating our financial statements and investment strategy	•	•	•		•	•		•	•
Marketing/Sales Relevant to the Company as it seeks to identify and develop new markets for its financial products and services		•		•		•		•		•
Real Estate For understanding and reviewing our business and strategy		•			•				•
Risk Management Critical to the Board’s role in overseeing the risks facing the Company	•	•	•	•	•	•	•	•	•	•
Technology/Systems/Cybersecurity Relevant to the Company as it looks for ways to enhance the customer experience and internal operations and oversee cybersecurity risk		•	•	•		•
10	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Item 1 Election of Directors
Director Nominees
The Board of Directors recommends that shareholders vote “FOR” each of the nominees.
Gilbert F. Casellas Age: 71 Director Since: January 2001 (Director of Prudential Insurance since April 1998)	Prudential Committees: • Compensation and Human Capital • Corporate Governance and Business Ethics (Chair) • Executive
Mr. Casellas served as Chairman of OMNITRU (a consulting and investment firm) from 2011 to 2017. He was VP, Corporate Responsibility, of Dell Inc. (a global computer manufacturer) from 2007 to 2010. Mr. Casellas served as Chairman, U.S. EEOC from 1994 to 1998 and General Counsel, U.S. Department of the Air Force, from 1993 to 1994.
Robert M. Falzon Age: 64 Director Since: August 2019
Mr. Falzon has been Vice Chairman of Prudential Financial since December 2018 and oversees the finance, risk, investments, actuarial, communications, information & technology, and corporate social responsibility functions. Previously, he served as EVP and CFO of Prudential Financial from 2013 to 2018, and has been a member of the Company’s Executive Leadership Team since 2013. Mr. Falzon also served as SVP and Treasurer of Prudential Financial from 2010 to 2013. Mr. Falzon has been with Prudential since 1983, serving in various positions.
Martina Hund-Mejean Age: 63 Director Since: October 2010	Prudential Committees: • Audit (Chair) • Executive • Finance	Public Directorships: • Colgate-Palmolive Company Former Directorships Held During the Past Five Years: • Shell plc (May 2023)
Ms. Hund-Mejean served as CFO and as a member of the Management Committee at MasterCard Worldwide (a technology company in the global payments industry) from 2007 to 2019. Ms. Hund-Mejean served as SVP and Corporate Treasurer at Tyco International Ltd. from 2003 to 2007; SVP and Treasurer at Lucent Technologies from 2000 to 2002; and held management positions at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Frankfurt, Germany.
Wendy E. Jones Age: 58 Director Since: January 2021	Prudential Committees: • Audit • Compensation and Human Capital • Corporate Governance and Business Ethics
Ms. Jones served as SVP, Global Operations at eBay, Inc. (a multi-national e-commerce corporation) from October 2016 to December 2020, and was responsible for eBay’s customer service, risk, trust, payment operations and workplace resources functions around the world. During that time, Ms. Jones also served as Chair of eBay’s Operating Committee, which managed the firm’s intersection of product and business teams and oversaw the development and execution of the company’s annual business road map. Prior to that time, she served in various other leadership positions and focused much of her career on eBay’s global presence, including launching eBay in markets such as Brazil, Russia and Mexico and spearheading eBay’s cross-border trade efforts. Prior to joining eBay, Ms. Jones worked in various leadership roles at State Street Bank, Land Rover NA, and for iSKY, Inc.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	11

Item 1 Election of Directors
Charles F. Lowrey Age: 66 Director Since: December 2018	Prudential Committees: • Executive
Mr. Lowrey has been Chairman and CEO of Prudential Financial, Inc. since December 2018. Prior to assuming his current roles, Mr. Lowrey served as EVP and Chief Operating Officer (COO) of Prudential’s International businesses from 2014 to 2018. Previously, he was EVP and COO of Prudential’s U.S. Businesses from 2011 to 2014. Mr. Lowrey also served as President and CEO of PGIM, Prudential’s global investment management business, and as CEO of its real estate investment business, PGIM Real Estate. Before joining Prudential in 2001, he was a managing director and head of the Americas for J.P. Morgan’s Real Estate and Lodging Investment Banking group, where he began his investment banking career in 1988. Earlier, he spent four years as a managing partner of an architecture firm he founded in New York City. During this time, he became a registered New York architect.
Kathleen A. Murphy Age: 61 Director Since: September 2023	Prudential Committees: • Investment
Ms. Murphy retired from FMR LLC (Fidelity Investments), a privately owned financial services company, in July 2023. She served as President of Personal Investing at Fidelity Investments from 2009 to 2021. From 2022 until her retirement, she served as the Senior Advisor to the CEO of Fidelity Investments. She also held various roles with Voya Financial, Inc. (formerly ING) from 2000 to 2008, including CEO, ING U.S. Wealth Management Services from 2006 to 2008, President, ING U.S. Institutional Businesses from 2004 to 2006 and General Counsel and Chief Administrative Officer to the CEO of ING U.S. Financial Services. Prior to that, Ms. Murphy served in various positions at Aetna, Inc., including General Counsel and Chief Compliance Officer of Aetna Financial Services, and in various positions in law, government and public affairs.
Sandra Pianalto Age: 69 Director Since: July 2015
Prudential Committees:
•
Corporate Governance and Business Ethics

•
Investment

Former Directorships Held During the Past Five Years:
•
The J.M. Smucker Company (August 2023)

•
FirstEnergy Corp. (May 2021)

Public Directorships: • Eaton Corporation plc
Ms. Pianalto served as President and CEO of the Federal Reserve Bank of Cleveland (the Cleveland Fed) from February 2003 until her retirement in May 2014. Ms. Pianalto also served in various executive and supervisory roles at the Cleveland Fed from 1983 to 1988. Prior to joining the Cleveland Fed, Ms. Pianalto was an economist at the Board of Governors of the Federal Reserve System and served on the staff of the Budget Committee of the U.S. House of Representatives.
12	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Item 1 Election of Directors
Christine A. Poon Age: 71 Director Since: September 2006
Prudential Committees:
•
Executive

•
Finance (Chair)

•
Investment

Former Directorships Held During the Past Five Years:
•
Decibel Therapeutics, Inc. (December 2021)

•
Koninklijke Philips NV (May 2021)

Public Directorships: • Regeneron Pharmaceuticals • The Sherwin-Williams Company • Neurocrine Biosciences
Ms. Poon served as Executive in Residence at The Max M. Fisher College of Business at The Ohio State University (“Fisher College of Business”) from 2015 until her retirement in 2020 and served as Professor of Management and Human Resources at The Fisher College of Business from October 2014 to September 2015. Ms. Poon previously served as Dean and John W. Berry, Sr. Chair in Business at The Fisher College of Business at The Ohio State University from April 2009 until October 2014. She served as Vice Chairman and Member of the Board of Directors of Johnson & Johnson from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals, from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb for 15 years.
Douglas A. Scovanner Age: 68 Director Since: November 2013	Prudential Committees: • Audit • Executive • Investment (Chair)
Mr. Scovanner has been Founder and Managing Member of Comprehensive Financial Strategies, LLC, a management consulting firm, since October 2013. Previously, he served as CFO (1994 to 2012) and EVP (2000 to 2012) of Target Corporation (a North American retailer). Prior to joining Target Corporation, Mr. Scovanner held various management positions at The Fleming Companies, Inc., Coca-Cola Enterprises, Inc., The Coca-Cola Company and the Ford Motor Company.
Michael A. Todman Age: 66 Director Since: March 2016 Lead Independent Director Since: 2023	Prudential Committees: • Compensation (Chair) • Executive (Chair) • Finance Former Directorships Held During the Past Five Years: • Newell Brands (May 2020)	Public Directorships: • Brown-Forman Corporation • Carrier Global Corporation • Mondelēz International, Inc.
Mr. Todman served as Vice Chairman of the Whirlpool Corporation (Whirlpool), a global manufacturer of home appliances, from November 2014 to December 2015. Mr. Todman previously served as President of Whirlpool International from 2006 to 2007 and 2010 to 2014, as well as President, Whirlpool North America, from 2007 to 2010. Mr. Todman held several senior positions with Whirlpool over his career.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	13

Corporate Governance
The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings through ongoing communication with one another and management.
The Board has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company. The Corporate Governance Principles and Practices are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Principles and Practices, which includes the definition of independence adopted by the Board, the charters of the Corporate Governance and Business Ethics, Compensation and Human Capital and Audit Committees, the Lead Independent Director Charter, the Code of Conduct and the Related Party Transaction Approval Policy can be found at www.prudential.com/governance. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.
Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies and business strategies and advises and counsels the CEO and other executive officers who manage the Company’s businesses, including actively overseeing and reviewing, on at least an annual basis, the Company’s strategic plans.
In addition, we solicit feedback from shareholders on corporate governance and executive compensation practices, among other items, and engage in discussions with various groups and individuals on these matters.
Process for Selecting Directors
The Corporate Governance and Business Ethics Committee screens and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from 9 to 14 members, reflecting the Board’s current view of its optimal size. The Committee is assisted with its recruitment efforts by an independent third-party search firm, which recommends candidates who satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates, as requested. Kathleen Murphy, who was elected to the Board of Directors effective September 11, 2023, was recommended by an independent third party search firm.
14	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Corporate Governance
Director Onboarding and Continuing Education
Director Orientation
All new directors participate in a robust director orientation and onboarding process addressing topics such as Prudential’s multi-asset business model, Company strategy, operating performance, and culture. In support of successful integration into active boardroom discussions, new directors have one on one sessions with other directors and leaders of Prudential’s business lines.
Director Continuing Education
Prudential’s director education practices reflect rapidly evolving external developments and strategy, risks and talent oversight needs.
For example, in 2023, the entire Board received technology and cybersecurity training led by both internal and external experts. We believe the Board and Prudential’s executive leadership team must have the knowledge and skills necessary to assess cybersecurity risks, evaluate security plans, and evaluate policies and solutions that protect the assets of Prudential. During this training session, the Board explored its cyber risk role, considered questions boards should be asking internal and external experts, and learned leading practices around the Board’s role in overseeing cyber risk.
Director Re-nomination
The Board applies equal rigor to its director re-nomination process as it does to evaluating prospective directors to join the Board.
Each year the Corporate Governance & Business Ethics Committee evaluates each director’s ability to continue his/her contribution to the Company and its stakeholders in a number of categories.
Attendance and Active Participation	Attendance and interactive contributions at Board and Committee meetings
Board and Director Evaluations	Feedback received during the annual Board evaluation and discussions between each individual director and the Lead Director, Corporate Governance and Business Ethics Committee Chair, and Board Chair
Skills, Qualifications and Experience	Possession of core competencies and command of contemporary insight into risks and opportunities facing Prudential
Time Commitment and Outside Board Affiliations	Stringent evaluation of overboarding considerations, time commitment and potential conflicts of interest or independence concerns to assess a Director’s capacity to meet their full responsibility
Diversity of Skills	The extent to which the director contributes to the diverse skills of the Board
Shareholder Feedback	Assess shareholder feedback, including support received during the most recent annual shareholder meeting
Director Commitments Oversight
The Board recognizes that its members benefit from service on other public company boards. The Board also believes however, it is critical that directors can dedicate sufficient time to their service on Prudential’s board. Directors must notify the CEO, Lead Independent Director and Chief Governance Officer, Senior Vice President and Corporate Secretary before accepting an invitation to serve on another public company board. The Corporate Governance and Business Ethics Committee reviews and determines whether the position would affect the director’s ability to serve on Prudential’s board.
Shareholder Nominations and Recommendations of Director Candidates
Our By-laws permit a group of up to 20 shareholders who have owned at least 3% of our outstanding capital stock for at least three years to submit director nominees for up to 20% of our Board seats for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws.
Shareholders who wish to nominate directors for inclusion in our Proxy Statement or directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals and Director Nominations” in this Proxy Statement.
Shareholders who wish to recommend candidates for consideration should send their recommendations to the attention of Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, at 751 Broad Street, Newark, NJ 07102. The Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications, Experience, and Tenure.”
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	15

Corporate Governance
Director Attendance
During 2023, the Board of Directors held 8 meetings. All directors, except one, attended 100% of all meetings of the full Board and the committees on which they served. Kathleen A. Murphy attended 67% of the Board and Committee meetings she was scheduled to attend. She was elected in September 2023, and missed one of three meetings remaining in 2023 due to the death of a family member.
Directors are expected to attend the annual meeting of shareholders. All then-serving directors were present for the 2023 annual meeting of shareholders.
Director Independence
The current Board consists of 10 directors, two of whom are currently employed by the Company (Messrs. Lowrey and Falzon). The Board conducted an annual review and affirmatively determined that all of the non-employee directors (Mses. Hund-Mejean, Jones, Murphy, Pianalto and Poon, and Messrs. Casellas, Scovanner and Todman) are “independent” as that term is defined in the listing standards of the NYSE and in Prudential’s Corporate Governance Principles and Practices. In addition, the Board had previously determined that Messrs. Baltimore, Krapek and Lighte, were independent while they served on the Board during 2023.
Independent Director Meetings
The independent directors generally meet in an executive session at both the beginning and end of each regularly scheduled Board meeting, with the Lead Independent Director serving as Chair.
Comprehensive Steps to Achieve Board Effectiveness
The Board is committed to a rigorous self-evaluation process. Through evaluation, directors review the Board’s performance, including areas where the Board believes it functions effectively, and importantly, areas where the Board believes it can improve.

1 Process is Initiated

Corporate Governance and Business Ethics Committee Chair initiates annual Board evaluation process with the help of an independent third-party consultant and our Chief Governance Officer.

2 Evaluation

The evaluation solicits each director's opinion regarding the Board's effectiveness in monitoring and reviewing topics such as:

- The strategic planning process
- The annual budget process and financial performance
- Ethical culture
- Management compensation, performance and ethics
- Risk strategy and management
- Succession planning
- Stakeholder commitment
- Environmental commitment

3 Feedback Analysis

Directors are encouraged to speak to the independent third-party with specific feedback on individual directors, committees or the Board in general. The independent third-party synthesizes the results and comments and has oral interviews with directors regarding the full Board or any committee on which the director serves.

4 Presentation of Findings

In early 2023, the Corporate Governance and Business Ethics Committee Chair presented the findings to each Committee, followed by review of the full Board.

5 Follow Up

Results requiring additional consideration are addressed at subsequent Board and Committee meetings and reported back to the full Board, where appropriate.

6 Follow Through

The Board executed on last year's self-evaluation by reviewing materials about technology and digital industry trends and the competitive environment.

Based on the most recent self-evaluation, the Board has asked for more information in the following areas:

- Competition and our technology strategy to be addressed at each Board meeting
- Execution of Company's strategy and plans on topics including capital allocation, resource management and growth, and talent development
- Artificial Intelligence
- Succession Planning
- Competitor Landscape

16	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Corporate Governance
Director Engagement Beyond the Boardroom
Directors regularly meet with senior leaders and employees below the senior leadership level. These interactions are offered in various forums, including one-on-one meetings and larger group sessions. Directors also participate in informal meetings with other directors and senior leaders to share ideas, build stronger working relationships, gain broader perspectives, and strengthen their working knowledge of Prudential’s business, strategy, operating performance and culture.
Shareholder Engagement at Prudential
In 2023, management and Board members engaged with shareholders who hold a majority of our shares. During these discussions, shareholders were encouraged to identify potential Board candidates and share feedback on the Company and our Board structure, governance and environmental practices and policies, and our compensation framework and programs.

In 2023, our Lead Independent Director, Chair of the Corporate Governance and Business Ethics Committee, Chair of the Compensation and Human Capital Committee, Chair of the Finance Committee, Vice Chairman, and our Chief Governance Officer engaged with shareholders who hold a majority of our shares. These discussions addressed the topics listed in the table above. In addition, shareholders were encouraged to identify potential Board candidates. The discussions and feedback from these meetings have been shared with the Board and will be considered during the Board’s annual review of its policies, practices, and governance framework.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	17

Corporate Governance
Board Leadership
Currently, our Board leadership structure consists of a Lead Independent Director, a Chairman (who is also our CEO) and committee chairs. The Board believes that our structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed.
The Board, under the leadership of the Lead Independent Director and Chair of the Corporate Governance and Business Ethics Committee, at least annually, reviews its leadership structure and thoroughly evaluates whether to continue to combine or to split the chair and CEO roles. After considering the perspectives of the independent directors, the views of our significant shareholders, voting results of recent independent chair proposals, academic research, practical experience at peer companies, and benchmarking and performance data, the Board in 2023 determined that having the same individual as both Chairman of the Board and CEO is in the best interests of the Company and its shareholders. The Board will continue to monitor the appropriateness of this structure.
Lead Independent Director

Under our Corporate Governance Principles and Practices, the independent directors annually elect a Chairman of the Board and, if the individual elected as Chairman of the Board is the CEO, they also elect an independent director to serve as Lead Independent Director. The Lead Independent Director is generally expected to serve for a term of at least one year, but for no more than three years. Michael A. Todman was elected as Lead Independent Director in May 2023.

Key Responsibilities

•
Calls meetings of the independent directors.

•
Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

•
Facilitates communication between the independent directors and our Chairman.

•
Provides independent Board leadership.

•
Elected annually and may serve no more than three years.

•
Approves the agenda for all Board meetings and all Board materials.

•
Communicates with shareholders and other key constituents, as appropriate.

•
Meets directly with the management and non-management employees of our firm.

•
Engages with our other independent directors to identify matters for discussion at executive sessions of independent directors and advises our Chairman of any decisions reached, and suggestions made at the executive sessions.

•
In collaboration with the Corporate Governance and Business Ethics Committee, addresses Board effectiveness, performance and composition.

•
Authorized to retain outside advisors and consultants who report directly to the Board on Board-wide issues.

18	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Corporate Governance
A Message to Our Shareholders from Prudential’s Lead
Independent Director, Michael A. Todman
Under Prudential’s Corporate Governance Principles and Practices, the independent directors of the Board annually elect a Lead Independent Director for a term of at least one year, who may serve for no more than three years. I am honored that my fellow independent directors elected me to succeed Christine Poon, our previous Lead Independent Director, in May 2023. Our directors share my commitment to strong, independent leadership, Board effectiveness and oversight. In this context, I would like to share my reflections on my first year as your Lead Independent Director.
The Lead Independent Director serves annually for a term of no longer than three years. What are the qualities Prudential independent directors seek when electing a Lead Independent Director?
My fellow directors and I believe the Lead Independent Director should:
•
possess a sophisticated knowledge and understanding of the Company’s business operations. This is gained by having adequate Board tenure to have experienced a number of business cycles;

•
exercise independent judgment to support the Board’s Chairman when appropriate and the fortitude to challenge his or her actions when deemed in the best interest of the Company and its shareholders;

•
exhibit strong interpersonal skills and the ability to build consensus; and

•
influence the Board’s culture and insist on a high standard of ethics, candor, and transparency, which builds trust and confidence in the Lead Independent Director’s leadership.

What is your philosophy about Board structure?
My personal belief is that good governance starts with a great board of directors. We are deliberate about maintaining broad attributes of our directors’ skills, varied experiences, and diverse perspectives. Our 10 directors exhibit deep experience in business transformation, operational excellence, human capital and culture, sustainability, finance, and other important areas that are directly relevant to Prudential’s strategic priorities. In addition to bringing important skills, our Board members represent a wide range of backgrounds and individual experiences, which we believe are reflective of our global operations and diverse consumer base.
Our ongoing review of Board composition and succession planning results in substantial refreshment of the Board and a diversity of skills, attributes, and perspectives as well as directors who reflect the culture of the Board and our Company.
How are the Board’s committees structured to maintain independence and provide for comprehensive oversight?
Our Board’s Committees are comprised solely of independent directors. This structure further solidifies our commitment to perform our role with independent thought and action on behalf of our shareholders. A full list of our Board Committees, the Committees’ mandates, and members are available in this proxy statement.
Your Board will continue its focus on meeting the needs of our customers, cultivating an inclusive workplace for our global employees, building a strong and sustainable future, and retaining our leading competitive position.
Michael A. Todman Prudential Lead Independent Director
Mr. Todman was elected by Prudential’s independent directors to serve as Lead Independent Director effective May 2023. He brings significant experience and knowledge to the Lead Independent Director role. Mr. Todman has served as a Prudential director since March 2016. He currently chairs the Compensation and Human Capital and Executive Committees and sits on the Finance Committee. Due to his Board experience and leadership, Mr. Todman understands the Company’s long-term strategic priorities. In addition, he possesses a deep understanding of Prudential and its industry’s legal, regulatory, and competitive frameworks.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	19

Corporate Governance
Board Risk Oversight
The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, through both the whole Board and its committees. At least annually, the Board reviews strategic risks and opportunities facing the Company and its businesses. These reviews include presentations and reports from management and relevant reports from other advisors, as needed. Other important categories of risk are assigned to designated Board committees that report back to the full Board. In 2023, the Company performed an analysis and determined that the Board and Committees were adequately covering risks. As a result, the Board decided to eliminate the Risk Committee. In general, the committees oversee the following risks:
In performing its oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. As these issues sometimes overlap, Board committees hold joint meetings when appropriate and address certain issues at the full Board level. During 2023, the Audit and Finance Committees received updates from the Chief Risk Officer on the important risks facing the Company, including a discussion on the ORSA, as well as other existing and significant emerging risks. In addition, the Board and committees reviewed the performance and functioning of the Company’s overall risk management function, as well as how the Company’s risk oversight process aligns with its disclosure controls and procedures. On May 9, 2023, the Risk Committee of the Company was disbanded. Risk issues will continue to be discussed in the relevant Committees and then discussed when the full Board meets.
The Company, under the Board’s oversight, is organized to promote a strong risk awareness and management culture. The Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department; the General Counsel and Chief Compliance Officer also sit on key management committees and the functions she oversees operate independently of the businesses to separate management and oversight. Also, our employees are evaluated with respect to risk and ethics.
20	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Corporate Governance
Cybersecurity Risk Oversight
The Board oversees the Company’s Information Security program. In order to respond to the threat of security breaches and cyberattacks, we have developed a program, overseen by the Company’s Chief Information Security Officer and our Information Security Office, that is designed to protect and preserve the confidentiality, integrity and continued availability of information owned by, or in the care of, the Company. This program also includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident. The Audit Committee, which is tasked with oversight of certain risk issues, including cybersecurity, receives reports from the Chief Information Security Officer, the Chief Information Officer and Risk Management throughout the year. At least annually, the Board and the Audit Committee also receive updates about the results of program reviews, which may include exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our technical program and internal response preparedness. The Audit Committee regularly briefs the full Board on these matters, and the full Board also receives periodic briefings from internal and external experts on cyber threats in order to enhance our directors’ literacy on cyber issues.
Cybersecurity Governance Highlights

•
Comprehensive reporting to our Board by our Chief Information Security Officer and our Information Security Office in response to key developments.

•
Cross-functional approach to addressing cybersecurity risk, with engagement among Global Technology, Risk, Legal, Compliance, and Corporate Audit functions.

•
Cybersecurity program is integrated within our risk management framework, and includes escalation points to business and corporate function leadership, as well as to the Executive Risk Committee, Enterprise Risk Management Council, and Operating Committee, allowing cyber risk and control items to be elevated to the Board of Directors or its Audit Committee on a risk driven basis for calibrated oversight.

•
Risk environment and associated controls are assessed on an on-going basis considering current and potential future threats.

•
Global presence with 24/7 cyber threat operations center.

•
Employees with access to our Company’s systems receive comprehensive annual training on responsible information security, data security, and cybersecurity practices and how to protect data against cyber threats.

•
Our detailed incident response plan specifies escalation and evaluation processes for cyber events. This plan is executed in close coordination with our internal functions including dedicated Cyber Law & Privacy Law function, External Affairs, and Risk Management.

•
To the extent cybersecurity controls are related to internal control over financial reporting, such controls are considered in the context of Prudential’s annual integrated audit.

•
Prudential’s security program is aligned, as appropriate based on our platforms, business activities, operating environment, and associated risks, with the National Institute of Standards and Technology Cyber Security Framework (NIST CSF), the International Organization for Standardization (ISO), and other industry-recognized security frameworks.

Executive Compensation Risk Oversight
We monitor the risks associated with our compensation programs and individual executive compensation decisions on an ongoing basis. Each year, management undertakes a review of the Company’s various compensation programs to assess the risks arising from our compensation policies and practices. Management presents these risk assessments to the Compensation and Human Capital Committee. The risk assessments have included a review of the primary design features of the Company’s compensation plans, the process to determine compensation pools and awards for employees and an analysis of how those features could directly or indirectly encourage or mitigate risk-taking. As part of the risk assessments, it has been noted that the Company’s annual incentive plan allows for discretionary negative adjustments to the ultimate outcomes, which serves to mitigate risk-taking.
Moreover, senior management is subject to share ownership and retention policies, and historically, a large percentage of senior management compensation has been paid in the form of long-term equity awards. In addition, senior management compensation is paid over a multiple-year cycle, a compensation structure that is intended to align incentives with appropriate risk-taking. The Company’s general risk management controls also serve to preclude decision-makers from taking excessive risk to earn the incentives provided under our compensation plans. The Compensation and Human Capital Committee agreed with the conclusion that the identified risks were within our ability to effectively monitor and manage, and that our compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	21

Corporate Governance
Environmental Sustainability
Environmental Sustainability, which includes Prudential’s climate practices, is overseen by the Corporate Governance and Business Ethics Committee. The full Board receives reports from its committees on environmental, social and governance related risks and opportunities, which allow Directors to contemplate these considerations when reviewing business decisions and strategic plans. Prudential’s Vice Chairman leads the Company’s Climate Change Steering Council, which oversees the Company’s climate change strategy. Prudential’s Climate Change Task Force drives the development of analyses, policies and practices that underpin Prudential’s climate change strategy. The Task Force is responsible for advancing progress on discussion topics and escalating insights and recommendations to the Climate Change Steering Council.
Human Capital Management and Succession Planning
The Board believes that human capital management and succession planning extending from the CEO, throughout the organization, including an inclusive workplace, are paramount to the Company’s success and central to our long-term strategy.
The Board has primary responsibility for CEO succession planning including an ongoing evaluation of potential internal and external successor candidates. The Board considers a number of factors such as industry experience, skills, reputation, competencies, diversity, and cultural fit when evaluating candidates. For internal candidates, the Board reviews the senior executive team to assess which executives possess or can develop the attributes that the Board believes are necessary to lead and achieve the Company’s goals. Among other steps taken to promote this process throughout the year, executives one and two levels below the CEO often attend Board meetings and present to the Board, providing the Board with numerous opportunities to interact with our senior management and assess their leadership capabilities.
In addition, the Board reviews the Company’s human capital strategy in support of its business strategy at least annually and frequently discusses talent issues at its meetings. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer levels. In support of our commitment to talent development, throughout the year, high-potential leaders are given exposure and visibility to Board members through formal presentations and at informal events. The Board attends dinner meetings several times a year to get to know the high potential leaders two and three levels down from the CEO. Additionally, each business line and the risk, audit, and finance functions engage in succession planning for key roles at least once per year. The Chief Human Resources Officer reviews these business line succession plans. In 2023, the Compensation and Human Capital Committee amended its charter to reflect its oversight of all human capital practices regarding all Prudential officers and employees.
This engagement gives the Board insight into the Company’s talent pool and our leaders’ succession plans. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.
Preliminary 2023 Consolidated U.S. Employer Information Report (EEO-1)
The summary table below displays Prudential's U.S. workforce by EEO-1 job category as of December 31, 2023. The preliminary results in the table are supplied in advance of the official EEO-1 filing. The 2023 EEO-1 Component 1 data collection is scheduled to open on Tuesday, April 30, 2024.
			Male						Female
JOB CATEGORIES	Hispanic or Latino		White	Black	Asian	Native Hawaiian or Other Pacific Islander	Indian	Two or more races	White	Black	Asian	Native Hawaiian or Other Pacific Islander	Indian	Two or more races	Total
	Male	Female
Executive/Senior Level Officials and Managers	26	13	320	14	39	0	0	3	140	12	26	0	0	3	596
First/Mid-Level Officials and Managers	146	90	2,014	89	519	2	2	34	1,213	128	346	4	4	29	4,620
Professionals	287	333	2,095	295	671	6	4	80	2,462	594	609	7	3	89	7,535
Sales Workers	86	70	518	140	29	0	3	34	279	249	21	1	7	55	1,492
Administrative Support Workers	52	185	230	102	25	1	0	11	739	390	62	1	5	53	1,856
Service Workers	5	4	8	6	0	0	0	0	1	1	0	0	0	0	25
TOTAL	602	695	5,185	646	1,283	9	9	162	4,834	1,374	1,064	13	19	229	16,124
22	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Corporate Governance
Communication with Directors
Shareholders and other interested parties may communicate with any of the independent directors, including Committee Chairs and the Lead Independent Director, by using the following address:
Prudential Financial, Inc.
Board of Directors
c/o Margaret M. Foran, Chief Governance Officer,
Senior Vice President and Corporate Secretary
751 Broad Street
Newark, NJ 07102
Email: independentdirectors@ prudential.com
The Chief Governance Officer, Senior Vice President and Corporate Secretary of the Company reviews communications to the independent directors and forwards those communications to the independent directors as discussed below. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Corporate Chief Ethics Officer consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non-financial matters will be forwarded promptly. Items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitations or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; or spam and overly or overtly hostile, threatening, potentially illegal or similarly unsuitable communications.
Feedback on Executive Compensation: You can also provide feedback on executive compensation at the following website: www.prudential.com/executivecomp.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	23

Corporate Governance
Committees of the Board of Directors
The Board has established various committees to assist in discharging its duties, including: Audit, Compensation and Human Capital, Corporate Governance and Business Ethics, Executive, Finance and Investment. The primary responsibilities of each of the committees are set forth below, together with their current membership and the number of meetings held in 2023. Committee charters can be found on our website at www.prudential.com/governance. Each member of the Audit, Compensation and Human Capital, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards. In addition, directors who serve on the Audit Committee and the Compensation and Human Capital Committee meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NYSE listing standards.
Committees	Current Members	Description
Audit Committee Meetings in 2023: 13	Martina-Hund Mejean (Chair) Wendy E. Jones Douglas A. Scovanner
The Audit Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management, and the audit of the Company’s financial statements. The Audit Committee oversees insurance risk and operational risks, risks related to financial controls, and legal, regulatory, cybersecurity and compliance matters, and oversees the overall risk management governance structure and risk management function.

Among other things, the Audit Committee:
(1)
appoints the independent auditor and evaluates its qualifications, independence and performance;

(2)
reviews the audit plans for and results of the independent audit and internal audits; and

(3)
reviews reports related to processes established by management to provide compliance with legal and regulatory requirements.

The Board has determined that all of our Audit Committee members are financially literate and audit committee financial experts as defined by the SEC.

Compensation and Human Capital Committee Meetings in 2023: 6	Michael A. Todman (Chair) Gilbert F. Casellas Wendy E. Jones
The Compensation and Human Capital Committee oversees the Company’s programs and practices related to talent and leadership; compensation of the Company’s executive officers; administration of the equity-based and certain other compensation plans; management of risks for succession planning and compensation; and strategies and policies related to human capital management. For more information on the responsibilities and activities of the Compensation and Human Capital Committee, including the Committee’s processes for determining executive compensation, see the CD&A.

Corporate Governance & Business Ethics Committee Meetings in 2023: 6	Gilbert F. Casellas (Chair) Wendy E. Jones Sandra Pianalto
The Corporate Governance and Business Ethics Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for the Board, recommendations to the Board regarding director compensation, overseeing the Company’s ethics and conflict-of-interest policies, its political contributions and lobbying expenses policy, its strategy and reputation policy regarding environmental, social and governance issues, including environmental stewardship, sustainability, climate, human capital management external reporting, and corporate social responsibility for the Company’s global businesses.

Executive Committee Meetings in 2023: 0	Michael A. Todman (Chair) Gilbert F. Casellas Martina Hund-Mejean Charles F. Lowrey Christine A. Poon Douglas A. Scovanner	The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board by our By-laws or otherwise.
Finance Committee Meetings in 2023: 6	Christine A. Poon (Chair) Martina Hund-Mejean Michael A. Todman
The Finance Committee oversees, takes actions, and approves policies with respect to capital, liquidity, borrowing levels, reserves, benefit plan funding, major capital expenditures, and oversight of the ORSA and the Company’s Risk Appetite Framework.

Investment Committee Meetings in 2023: 4	Douglas A. Scovanner (Chair) Kathleen A. Murphy Sandra Pianalto Christine A. Poon
The Investment Committee oversees and takes actions with respect to the acquisition, management and disposition of invested assets and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

Risk Committee Meetings in 2023: 2		The Risk Committee was disbanded because the Board and Committees sufficiently integrated risk in their agendas and decisions.
In addition to the above Committee meetings, the Board held 8 meetings in 2023.
24	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Corporate Governance
Certain Relationships and Related Party Transactions
The Company has adopted a written Related Party Transaction Approval Policy that applies:
•
to any transaction or series of transactions in which the Company or a subsidiary is a participant;

•
when the amount involved exceeds $120,000; and

•
when a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position or a less-than-10% beneficial owner of another entity).

The policy is administered by the Corporate Governance and Business Ethics Committee, which will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances.
In the ordinary course of business, we may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors of Prudential Financial. In all cases, these transactions are conducted on an arm’s-length basis. In addition, from time to time executive officers and directors of Prudential Financial may engage in transactions in the ordinary course of business involving services we offer, such as insurance and investment services, on terms similar to those extended to employees of Prudential Financial and its subsidiaries and affiliates generally. The Corporate Governance and Business Ethics Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including (i) any sales of financial services or products to a related party in the ordinary course of business on terms and conditions generally available in the marketplace (or at ordinary employee discounts, if applicable) and in accordance with applicable law and (ii) all business relationships between the Company and a 5% shareholder or a business affiliated with a director, director nominee or immediate family member of a director or director nominee made in the ordinary course of business on terms and conditions generally available in the marketplace and in accordance with applicable law.
Pursuant to our policy, the Corporate Governance and Business Ethics Committee determined that one transaction qualifies as a disclosable related party transaction since the beginning of 2023:
Michael F. Falzon, the brother of Robert M. Falzon, our Vice Chairman, is our Vice President and Business Technology Officer, Retail Advice Solutions. In 2023, the total compensation paid to Michael Falzon, including salary, bonus and the grant date value of long-term incentive awards, was less than $700,000. Michael Falzon’s compensation was similar to the compensation of other employees holding equivalent positions.
Policy on Shareholder Rights Plan
We do not have a shareholder rights plan. The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstances then existing, it would be in the best interests of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.
Political Contributions and Lobbying Expenditure Oversight and Disclosure
The Corporate Governance and Business Ethics Committee reviews and approves an annual report on political activities, contributions and lobbying expenses. It monitors and evaluates the Company’s ongoing political strategy as it relates to overall public policy objectives for the next year and provides guidance to the Board. We provide on our website a description of our oversight process for political contributions and a summary of Political Action Committee, or PAC, contributions. We also disclose semiannual information on dues, assessments and contributions of  $10,000 or more to trade associations and tax-exempt advocacy groups and a summary of Company policies and procedures for political activity. This disclosure is available at www.prudential.com/governance under the heading “Political Activity & Contributions.”

The 2023 CPA-Zicklin Index of Corporate Political Disclosure and Accountability ranked Prudential as a Trendsetter company, the highest distinction. This is the eighth consecutive year that Prudential has been recognized for its disclosure, accountability, and political spending oversight.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	25

Corporate Governance
Corporate Social Responsibility and Impact Investing
Two Board directors currently are members of Prudential’s Corporate Social Responsibility Oversight Committee (CSROC). The CSROC oversees Prudential’s corporate social responsibility work including philanthropy, corporate contributions, employee volunteerism and community engagement, market-facing diversity, equity, and inclusion efforts, and impact and responsible investing. Our 2023 activities in these areas include:
Culture at Prudential

Prudential is more than a world-class financial services company. We are a citizen, a neighbor and a leader with a deeply engrained responsibility to make a long-term, positive impact on the world around us. Our talent and culture are differentiators in the market and the foundation of our success. We are committed to fostering an environment of inclusion where all Prudential employees feel empowered and encouraged to make an impact in their careers and community. In 2023, over 3,500 employees provided 39,470 volunteer hours to support over 500 nonprofit organizations and small businesses.

Our annual global employee survey enables Prudential’s management team to understand our employees’ perceptions of corporate culture, leadership, development opportunities, inclusive attitudes, and key organizational issues. In 2023, survey participation increased to a record 87% response rate from over 30,000 employees globally — demonstrating our employees’ willingness to give us feedback regarding how we are meeting their needs. Survey results are discussed with the Board at least annually. Senior leaders are committed to incorporating the survey results into their ongoing organizational  plans.

26	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Item 2
Ratification of the Appointment of
the Independent Registered Public
Accounting Firm
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers” or “PwC”) as the Company’s independent registered public accounting firm (“independent auditor”) for 2024. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We are nonetheless doing so because we believe it is a matter of good corporate practice.
If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers but may nevertheless retain it as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.
Fees Paid to PricewaterhouseCoopers
The following is a summary and description of fees for services provided by PricewaterhouseCoopers in 2023 and 2022.
Worldwide Fees (in millions) Service	2023	2022
Audit(1)	$62	$51
Audit-Related(2)	$6	$17
Tax(3)	$3	$3
All Other	$0	$0
Total	$71	$71

(1)
The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, attest services required by regulation, consents and assistance with review of documents filed with the Securities and Exchange Commission (“SEC”). The $11M increase from 2022 Audit fees is primarily driven by the adoption of Accounting Standard Update (“ASU”) 2018-12, Financial Services—Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts. Prior to the year of adoption in 2023, fees pertaining to the new accounting standard were reported within Audit-Related.

(2)
The aggregate fees for assurance and related services, including internal control and financial compliance reports, attest services not required by regulation, assurance procedures over new accounting standards prior to the implementation year and accounting consultation on new accounting standards, acquisitions and potential financial reporting requirements.

(3)
The aggregate fees for services rendered for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects and requests for rulings. In 2023, tax compliance and preparation fees totaled approximately $1.3 million and tax advisory fees totaled approximately $1.4 million. In 2022, tax compliance and preparation fees totaled approximately $1.4 million and tax advisory fees totaled approximately $1.3 million.

PricewaterhouseCoopers also provides services to domestic and international investment vehicles, not consolidated by Prudential Financial, but which are managed by Prudential Financial. Fees for audit, audit-related, tax and all other services provided by PricewaterhouseCoopers to these entities were $33 million in 2023 and $28 million in 2022. The $5 million increase from 2022 is primarily driven by new audit and tax engagements stemming from acquisition activity along with other strategic initiatives of the Company.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	27

Item 2 Ratification of the Appointment of the Independent Registered Public Accounting Firm
The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining its independence.
PricewaterhouseCoopers has been the Company’s independent auditor since it became a public company in 2001 and prior to that, from 1996.
In determining whether to reappoint PwC as Prudential Financial’s independent auditor, the Audit Committee annually considers several factors, including:

•
the firm’s independence and objectivity;

•
the firm’s capability and expertise in handling the breadth and complexity of Prudential’s global operations and risk profile, including the expertise and capability of the Lead Audit Partner;

•
the length of time the firm has been engaged;

•
the extent and quality of the firm’s communications with the Audit Committee;

•
the results of a management survey of PwC’s overall performance, including overall quality of audit work and adherence to commitments;

•
other data related to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports; and

•
the appropriateness of the firm’s fees, both on an absolute basis and as compared with the Company’s peers.

In accordance with SEC rules, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to our Company to no more than five. The process for selecting the Company’s lead audit partner includes Company management and the Audit Committee Chair vetting the independent auditor’s candidates, with the full Audit Committee consulted for final selection of the lead audit partner. Rotation of the lead audit partner is not required for 2024.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services so that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services as well as a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chair the authority to address requests for pre-approval of services with fees up to a maximum of  $250,000 between Audit Committee meetings if the Company’s Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee. Any pre-approval decisions must be reported to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.
All Audit, Audit-Related, Tax and Other services described above were approved by the Audit Committee in accordance with this policy.
The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers as the Company’s Independent Auditor for 2024.

28	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Item 2 Ratification of the Appointment of the Independent Registered Public Accounting Firm
Report of the Audit Committee
Three independent directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board.
In addition, the Board has determined that all of the Audit Committee members, Mses. Hund-Mejean and Jones and Mr. Scovanner, satisfy the financial expertise requirements of the New York Stock Exchange (“NYSE”) and that each of Mses. Hund-Mejean and Jones and Mr. Scovanner has the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.
Management is responsible for the preparation, presentation, and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Prudential Financial’s independent auditor, PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the PCAOB.
In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2023, and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with Prudential Financial’s independent auditor matters required under the rules adopted by the PCAOB and the SEC, including the independent auditor’s communication of its Audit Report to the Audit Committee. This report includes critical audit matters, which are audit matters that were communicated or required to be communicated to the Audit Committee relating to accounts or disclosures that are material to Prudential Financial’s financial statements and that involved especially challenging, subjective or complex auditor judgment.
The Audit Committee received from the independent auditor the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence.
The Audit Committee has discussed with and received regular status reports from Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. In addition to private meetings with the Chief Financial Officer, Chief Risk Officer, Chief Actuary, General Counsel and Chief Compliance Officer, the Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective audits. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the firm’s independence and objectivity, its capability and expertise in handling the breadth and complexity of Prudential’s global operations and risk profile, the expertise and capability of the Lead Audit Partner, and the length of time the firm has been engaged. It also considered recent and historical performance, including the extent and quality of PwC’s communications with the Audit Committee, results of a management survey of PwC’s overall performance, including overall quality of audit work and adherence to commitments, and other data related to audit quality and performance, including recent PCAOB inspection reports on the firm, and the appropriateness of PwC’s fees, both on an absolute basis and as compared with Prudential Financial’s peers.
Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
The Audit Committee
Martina Hund-Mejean (Chair)
Wendy E. Jones
Douglas A. Scovanner
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	29

Item 3
Advisory Vote to Approve Named
Executive Officer Compensation
The Board is committed to excellence in governance and recognizes our shareholders’ interest in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve a nonbinding advisory resolution on the compensation of our named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our 2023 executive compensation program and policies for our named executive officers through the following resolution:
RESOLVED, that the shareholders of Prudential approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement.
This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board and the Compensation and Human Capital Committee will, however, as they have done in prior years, take into account the outcome of the “Say on Pay” vote when considering future compensation arrangements.
At the 2023 Annual Meeting, shareholders approved, on an advisory basis, holding “Say on Pay” votes annually, and the Board has adopted a policy providing for annual “Say on Pay” votes. Accordingly, the next “Say on Pay” vote will occur in 2025.
The Board of Directors recommends that shareholders vote “FOR” the advisory vote to approve our named executive officer compensation.

30	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Item 4
Shareholder Proposal Regarding an
Independent Board Chairman
In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.
John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, beneficial owner of 80 shares of Common Stock, is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at the Annual Meeting.
Proposal 4—Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an expedited basis.
It is a best practice to adopt this policy soon. However, this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our Company.
A lead director is no substitute for an independent Board Chairman. It is more important to have an independent Chairman of the Board when there is a weak Lead Director. The Prudential Financial Lead Director, Ms. Christine Poon, violates the most important attribute of a Lead Director—independence. As director tenure goes up director independence goes down. Ms. Poon has 15-years director tenure at Prudential.
Plus Ms. Poon’s day job experience for the last 15-years is only academic. In addition to voting for this proposal shareholders have the option to vote against Ms. Poon. Prudential’s previous Lead Director Mr. Thomas Baltimore was rejected by more than 30% of Prudential shares each in 2019, 2020 and 2022.
This proposal topic received 47%-support at Prudential in 2020. This 47%-support likely represented a resounding majority vote from the shareholders who had access to independent proxy voting advice and make the most informed voting decisions of all shareholders. It takes more shareholder conviction of the merits of this proposal topic to vote for it than to simply follow the management party line.
Please vote yes: Independent Board Chairman—Proposal 4
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	31

Item 4 Shareholder Proposal Regarding an Independent Board Chairman

Board of Directors’ Statement in Opposition to the Proposal
Your Board recommends a vote against this proposal because it believes that it is in the best interest of our shareholders for the Board to have flexibility to determine the best person to serve as Board Chair, whether that person is an independent director or the CEO. Every year, the Governance Committee reviews and makes a recommendation on the appropriate governance framework for Board leadership. The Committee takes into consideration governance best practices, the facts and circumstances of our Board and feedback that we receive from our shareholders. Specifically, our Board proactively asks for feedback from our shareholders and regularly meets with our shareholders in various settings. In 2023, directors, as well as the Company’s Chief Governance Officer, engaged with investors regarding many issues, including our Board leadership structure. This feedback was presented to the Board. Many of our shareholders expressed the opinion that there is no “one size fits all” solution and that the Board’s fiduciary responsibility is best fulfilled by retaining the flexibility to choose the most effective leadership structure for the particular set of facts facing the Company at any point in time. In 2017, 2018, 2020, 2021, and 2023 a majority of our shareholders voted against proposals that would mandate the Company’s leadership structure and eliminate Board discretion. The Governance Committee has most recently determined that Board leadership is best provided through the combination of a unified Chair and CEO, a clearly defined and significant Lead Independent Director role, active and strong committee chairs, and independent-minded, skilled, engaged, diverse and committed directors.
Prudential operates within the constructs of a highly regulated industry. Increased regulatory risk and the transformational change in the industry creates complexity for both regulators and insurers. Our Board believes communicating the Company’s sophisticated risk management programs and applicable regulatory frameworks requires the dedicated time, operational knowledge and expertise of our Chairman and Chief Executive Officer to interact directly and effectively with industry regulators.
Our Board believes that its current structure and governance policies allow it to provide effective oversight of management. Our Lead Independent Director is elected annually by independent directors of the Board to serve a term of no longer than three years. In 2023, Michael Todman was elected to assume the role of Lead Independent Director from Christine Poon, who had completed her three-year term. In addition, the Lead Independent Director has significant responsibilities that are described in detail in this Proxy Statement, including approval of all Board agendas and information sent to the Board, shareholder engagement, oversight of the annual Board evaluation process by an independent third party, Board refreshment and succession planning, and guiding the Board’s overall governance processes. In addition, we have posted videos of two of our Directors, who speak on various topics that are critical to the Board. We also refer you to the Lead Independent Director’s letter, which is contained in this Proxy Statement, as well as the Lead Independent Director Charter at www.prudential.com/governance. The skills, experience, dedication, and time commitment of our Lead Independent Director all make him well-qualified to serve in this role.

Therefore, Your Board Recommends That You Vote “AGAINST” This Proposal.

32	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Voting Securities and Principal Holders
Beneficial Ownership
The following table shows those entities that are the beneficial owners of more than 5% of the Company’s Common Stock:
Name and Address of Beneficial Owner	Amount and Nature	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	32,541,140(1)	9.0%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	42,287,607(2)	11.71%

(1)
Based on information as of December 31, 2023, contained in a Schedule 13G/A filed with the SEC on January 25, 2024, by BlackRock, Inc.

The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power with respect to all of the shares, sole voting power with respect to 29,720,372 of the shares, and shared dispositive and voting power with respect to none of the shares.
(2)
Based on information as of December 31, 2023 contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has sole dispositive power with respect to 40,683,313 of the shares, shared dispositive power with respect to 1,604,294 of the shares, sole voting power with respect to none of the shares, and shared voting power with respect to 464,542 of the shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of our Common Stock.
The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 15, 2024, by:
•
each Director and Named Executive Officer; and

•
all current Directors and Executive Officers of Prudential Financial as a group.

Name of Beneficial Owner	Common Stock	Number of shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned(1)	Director Deferred Stock Units / Additional Underlying Units(2)(3)(4)	Total Shares Beneficially Owned Plus Underlying Units
Gilbert F. Casellas	500		500	40,349	40,849
Martina Hund-Mejean	128		128	35,834	35,962
Wendy Jones	1,000		1,000	7,404	8,404
Kathleen Murphy	0		0	1,593	1,593
Sandra Pianalto	451		451	19,573	20,024
Christine A. Poon	11,583		11,583	17,729	29,312
Douglas A. Scovanner	19,516		19,516	22,434	41,950
Michael A.Todman	3,325		3,325	20,148	23,473
Charles F. Lowrey	179,298	244,410	423,708	334,279	757,987
Robert M. Falzon	202,250 (5)	195,977	398,227	267,424	665,651
Caroline Feeney	19,239	6,662	25,901	152,744	178,645
Andrew F. Sullivan	14,103	34,073	48,176	130,061	178,237
Kenneth Y. Tanji	24,118	60,385	84,503	99,162	183,665
Yanela Frias	14,066	3,942	18,008	20,220	38,228
All directors and executive officers as a group (18 persons)	592,874	611,460	1,204,334	1,416,802	2,621,136

(1)
Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of March 15, 2024.

(2)
Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Nonemployee Directors and the Prudential Insurance Company of America Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Casellas, 40,349; Ms. Hund-Mejean, 35,834; Ms. Jones 7,404; Ms. Murphy 1,593; Ms. Pianalto, 19,573; Ms. Poon, 17,729; Mr. Scovanner, 22,434; Mr. Todman, 20,148; and Mr. Sullivan 7,945.

(3)
Includes the following shares representing the target number of shares to be received upon the attainment of certain Company goals under the performance shares program described under “Compensation Discussion and Analysis”: Mr. Lowrey, 271,454; Mr. Falzon, 217,164; Ms. Feeney, 73,451; Mr. Sullivan 99,145; Mr. Tanji 80,531; and Ms. Frias 15,436.

(4)
Includes the following unvested restricted stock units: Mr. Lowrey, 62,825; Mr. Falzon, 50,260; Ms. Feeney, 79,293; Mr. Sullivan 22,971; Mr. Tanji 18,631; and Ms. Frias 4,784.

(5)
Includes 1,100 shares held by The Falzon Family Private Foundation.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	33

Compensation of Directors
The Corporate Governance and Business Ethics Committee reviews the compensation of our nonemployee directors periodically (generally every three years) and recommends changes to the Board when it deems appropriate.
The following table describes the components of the nonemployee directors’ compensation for 2023:
Compensation Element	Director Compensation Program
Annual Cash Retainer	$150,000, which may be deferred, at the director’s option
Annual Equity Retainer	$150,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next Annual Meeting)
Board and Committee Fees	None
Chair Fee	$35,000 for the Audit Committee (and Risk Committee which was disbanded in May 2023) $30,000 for the Compensation Committee $20,000 for all other committees(1)
Lead Independent Director Fee	$50,000
Meeting Fee for Members of the Company’s Corporate Social Responsibility Oversight Committee(2)	$1,250 per meeting (fee contingent on meeting attendance)
New Director Equity Award (one-time grant)	$150,000 in restricted stock units that vest after one year
Stock Ownership Guideline	Ownership of Common Stock or deferred stock units that have a value equivalent to six times the annual cash retainer to be satisfied within six years of joining the Board(3)

(1)
Includes other standing committees and any non-standing committee of the Board that may be established from time to time, but excludes the Executive Committee.

(2)
This is a committee comprising members of management and the Board. This committee typically meets on a separate day following the Board and Board committee meetings. The nonemployee directors on this committee currently consist of Mr. Casellas and Ms. Pianalto. The Corporate Social Responsibility Oversight Committee met three times in 2023.

(3)
As of December 31, 2023, each of our nonemployee directors satisfied this guideline, with the exception of Ms. Jones, who joined the Board in January 2021, and Ms. Murphy, who joined the Board in September 2023. Mses. Jones and Murphy have six years from the date they joined the Board to fulfill the stock ownership requirement. For purposes of the stock ownership guideline, once a nonemployee director satisfies his or her stock ownership level, the director will be deemed to continue to satisfy the guideline without regard to fluctuation in the value of the Common Stock owned by the director.

We maintain a Deferred Compensation Plan for Nonemployee Directors (the “Plan”). Since 2011, 50% of the annual equity retainer has been awarded in restricted stock units that vest after one year (or if earlier, on the date of the next Annual Meeting). A nonemployee director can elect to invest any cash or vested equity in accounts under the Plan that replicate investments in either shares of our Common Stock or the Fixed Rate Fund. The Fixed Rate Fund accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the Prudential Employee Savings Plan (“PESP”). As elected by the director, the Plan provides for distributions to commence upon or following termination of Board service or while a director remains on the Board.
Each director receives dividend equivalents on the restricted stock units contained in his or her deferral account under the Plan, which are equal in value to the dividends paid on our Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional stock units.
Under our director compensation program, if a nonemployee director satisfies the stock ownership guideline, the restricted stock units granted as the annual equity retainer are payable upon vesting in cash or shares of our Common Stock (at the director’s option) and may be deferred beyond vesting at the director’s election. If a director does not satisfy the stock ownership guideline, the restricted stock units are automatically deferred until termination of Board service.
34	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Compensation of Directors
2023 Director Compensation Table
	Fees Earned or Paid in		All Other Compensation ($)(2)	Total ($)
Name	Cash ($)	Stock Awards ($)(1)
Thomas J. Baltimore(3)	$34,018	$0		$34,018
Gilbert F. Casellas	$173,750	$150,000	$2,600	$326,350
Martina Hund-Mejean	$185,000	$150,000	$5,000	$340,000
Wendy E. Jones	$150,000	$150,000		$300,000
Karl J. Krapek(4)	$53,529	$0		$53,529
Peter R. Lighte(4)	$54,779	$0		$54,779
Kathleen A. Murphy(5)	$45,660	$150,000		$195,660
Sandra Pianalto	$153,750	$150,000	$5,000	$308,750
Christine A. Poon	$187,749	$150,000		$337,749
Douglas A. Scovanner	$178,332	$150,000		$328,332
Michael A. Todman	$211,987	$150,000		$361,987

(1)
Represents amounts that are in units of our Common Stock. The amounts reported represent the aggregate grant date fair value of the restricted stock units granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”). Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes, over the requisite service period of the award. The aggregate balance in each of the nonemployee directors’ accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years and earned units deferred in 2023) and their value as of December 29, 2023 were as follows: Mr. Casellas: 40,349 and $4,184,595; Ms. Hund-Mejean: 35,834 and $3,716,344; Ms. Jones: 8,238 and $854,363; Ms. Murphy: 1,593 and $165,210; Ms. Pianalto: 19,573 and $2,029,916; Ms. Poon: 17,729 and $1,838,675; Mr. Scovanner: 25,863 and $2,682,252; and Mr. Todman: 20,148 and $2,089,549.

(2)
Amounts represent matching charitable contributions.

(3)
Mr. Baltimore left the Board on March 14, 2023.

(4)
Messrs. Krapek and Lighte left the Board on May 9, 2023.

(5)
Ms. Murphy received a grant of restricted stock units valued at $150,000 upon joining the Board in September 2023.

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Compensation
Discussion and Analysis
In this section, we describe the material components of our executive compensation program for our NEOs, whose compensation is set forth in the 2023 Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation and Human Capital Committee of our Board (the “Committee”) arrived at the specific compensation decisions involving the NEOs for 2023.
2023 Named Executive Officers (NEOs)
For the purposes of this CD&A, the Summary Compensation Table, and other tables set forth in this Proxy Statement, our NEOs for the 2023 fiscal year were:
Charles F. Lowrey	Kenneth Y. Tanji(1)	Robert M. Falzon	Andrew F. Sullivan	Caroline A. Feeney
Chairman & CEO	Executive Vice President & CFO	Vice Chairman	Executive Vice President, Head of International Businesses and PGIM	Executive Vice President, Head of U.S. Businesses

(1)
Mr. Tanji transitioned his CFO responsibilities effective March 15, 2024.

Compensation Highlights
•
Pay for Performance. Each of our NEOs received an annual incentive award of 102.3% of his or her target, consistent with the company performance factor of 1.023. The Performance Shares component of our 2021-2023 Long-Term Incentive Program delivered less than the target number of shares (94.8%), as our strong ROE performance versus peers and overall positive performance on inclusion and diversity goals were outweighed by BVPS growth falling below our three-year target.

•
Performance Emphasis in Pay Mix. On average, 91% of our NEOs’ total direct compensation for 2023 was performance based.

•
Maintaining Competitive Compensation. Base salaries and target incentive compensation levels are increasing for some of our NEOs in 2024, guided by a review of competitiveness versus external peers and in recognition of their outstanding leadership.

•
Inclusion and Diversity. Following the successful achievement of our goal to increase diverse representation among our senior management over 2018-2020 by 5% and further progress against expanded inclusion and diversity goals over 2021-2023, such as the improvement in engagement scores of our Black employees, the Committee decided that we no longer need to use financial incentives to encourage further achievements in these areas, which have become embedded in our culture as ongoing priorities.

•
Modification to Performance Shares Program. We improved the design of our performance shares program, both retroactively for outstanding awards and going forward for future awards, to preserve the intended retentive and motivational objectives of our long-term incentives. We did this while also implementing guardrails to prevent future windfall payouts and ensuring that payouts for our NEOs are appropriately aligned with the experience of our shareholders.

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Compensation Discussion and Analysis
2023 NEOs’ Total Direct Compensation at a Glance
($ in thousands)
The following illustrations depict the amount and mix of pay delivered to our CEO and other NEOs for the 2023 performance year, including salary as of year-end and incentive awards granted in February 2024 for 2023 performance.
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Compensation Discussion and Analysis

What We Do

- **Establish target and maximum awards** under our Annual Incentive Program.
- **Establish target awards** in our Long-Term Incentive Program.
- **Apply a formulaic framework** based on the Company's financial results relative to pre-established targets for each incentive program.
- **Exercise limited or no discretion** to increase formulaic incentive compensation awards.
- **Use balanced performance metrics** for annual incentive and performance share awards that consider both the Company's absolute performance and its relative performance versus peers.
- **Rigorous goal setting** aligned to our pre-established annual and multiyear financial targets.
- **On average, more than 90% of our NEOs' target total direct compensation is performance based.**
- **Impose stock ownership requirements and retention of 50% of equity-based awards.**
- **Maintain a clawback policy** covering all executive officer incentive-based awards for financial restatements and misconduct.
- **Limit perquisites** to items that serve a reasonable business purpose.
- **Closely monitor risks** associated with our compensation programs and individual compensation decisions to confirm that they do not encourage excessive risk-taking.

What We Don't Do

- CEO participation in our severance plan.
- Executive officer severance payments and benefits exceeding 2.99 times salary and cash bonus without shareholder approval.
- Excise tax "gross-ups" in connection with a change in control.
- Discounting, reloading or repricing of stock options without shareholder approval.
- Automatic "Single-trigger" accelerated vesting of equity-based awards upon a change in control.
- Multiyear guaranteed incentive awards for executive officers.
- Employment agreements with NEOs.
- Permit employee hedging or pledging of Company securities.

Consideration of Most Recent “Say on Pay” Vote
Following our 2023 Annual Meeting of Shareholders, the Committee reviewed the results of the shareholder advisory vote on NEO compensation (the “Say on Pay” Vote) that was held at the meeting with respect to the 2022 compensation actions and decisions for Mr. Lowrey and the other NEOs. Approximately 94.5% of the votes cast on the proposal were voted in support of the compensation of our NEOs. After careful consideration, and given the recent extensive changes we have made, the Committee did not make any changes to our executive compensation program and policies as a result of the most recent Say on Pay vote.

94.5%
of the votes cast on the proposal were voted in support of the compensation of our NEOs.

Opportunity for Shareholder Feedback
The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under “Communication with Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of our NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.
You should read this CD&A in conjunction with the advisory vote that we are conducting on the compensation of our NEOs (see “Item 3—Advisory Vote to Approve Named Executive Officer Compensation”). This CD&A, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.
38	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Compensation Discussion and Analysis
Philosophy and Objectives of Our Executive Compensation Program
The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.
Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

•
Hire and retain top-caliber executives: Executive officers should have base salaries and employee benefits that are market-competitive and that facilitate hiring and retention of world-class talent in our critical roles and high-caliber individuals at all levels;

•
Pay for performance: A significant portion of the compensation of our executive officers should vary with business performance and each individual’s contribution to that performance;

•
Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results;

•
Align compensation with shareholder interests: The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock; and

•
Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our robust succession planning process.

Incentive Compensation Programs
To create a strong link between our incentive compensation opportunities and our short-term and longer-term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program. Each year we review the metrics and design of both programs to ensure they are closely linked to our evolving business strategy, are easily understood by employees, and are aligned with shareholder interests.

•
Annual Incentive Program. Our Annual Incentive Program is designed to reward strong financial and operational performance that furthers our short-term strategic objectives. For both the 2023 and 2024 performance years, financial and operational performance is determined based on the Company’s results relative to pre-established targets in support of our strategic priorities, as shown to the right.

•
Long-Term Incentive Program. Our Long-Term Incentive Program ties the majority of our executives’ target total compensation to the achievement of our multiyear financial results and other goals related to long-term value creation Since 2021, we have awarded:

–
performance shares that reward the achievement of our ROE performance versus our peers, increases in adjusted book value per share (“BVPS”) and increases in the market value of our Common Stock; and

–
restricted stock units (“RSUs”) that reward increases in the market value of our Common Stock.

Annual Incentive Program Metrics
Inclusion and Diversity Modifier

Prudential has a long history of commitment to inclusion and diversity and was one of the first companies to incorporate long-term inclusion and diversity goals into our compensation programs in 2018. We have made meaningful improvements over the last six years. The business case for inclusion and diversity (access to talent, understanding and reaching new customers, and support for broader equality of opportunity in society) has been integrated into how we manage our businesses, and this focus has been embedded in our culture. Considering our progress thus far, which yielded a positive modifier under the performance shares program for both 2018-2020 and 2021-2023, the Committee decided that we no longer needed to use financial incentives to encourage further achievements in these areas. Our commitment remains, and we will continue to evolve our programs and efforts to accelerate Prudential’s long-standing focus to drive inclusion and diversity within the Company and eliminate the structural barriers in society to attaining financial security. We are further connecting equity and inclusion with our talent priorities and practices, including talent acquisition, learning and development, and talent management, and our leaders continue to be accountable for maintaining our commitment to inclusion and diversity. We are confident that our actions will continue to serve as a differentiator to attract and retain top talent—through a winning culture that features a workforce with diverse backgrounds and inclusive business practices.

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Compensation Discussion and Analysis
Compensation Peer Group
The Committee uses compensation data compiled from a group of peer companies in the insurance, asset management, and other diversified financial services industries generally selected from the S&P 500 Financials index (the “Compensation Peer Group”). The Committee periodically reviews and updates the Compensation Peer Group, as necessary, upon recommendation of its compensation consultant. We believe the Compensation Peer Group represents the industries with which we currently compete for executive talent.

Although included within the broad financial services sector, we exclude from the Compensation Peer Group companies such as property and casualty insurers and investment banking firms that predominantly offer different products, have substantially different business models and with whom we have less direct competition for executive talent.

Our Compensation Peer Group was unchanged in 2023, consisting of the following 20 companies:
North American Life Insurance Companies	Consumer Finance Companies	Asset Management and Custody Banks	Diversified Banks
• AFLAC, Inc. • Lincoln National • Manulife Financial Corporation • MetLife, Inc. • Principal Financial Group • Sun Life Financial Inc.	• American Express Company • Capital One Financial Corporation	• Ameriprise Financial, Inc. • The Bank of New York Mellon Corporation • BlackRock, Inc. • Franklin Resources, Inc. • Northern Trust Corporation • State Street Corporation	• Bank of America Corporation • Citigroup Inc. • JPMorgan Chase & Co. • PNC Financial Services Group, Inc. • U.S. Bancorp • Wells Fargo & Company
Performance Peer Group
ROE performance versus peers is a key performance measure under our Annual Incentive Program and our Performance Shares Program. Beginning with the 2021 performance year, we measured our relative ROE performance against a group of our competitors in the current marketplace, shown below.
• AFLAC, Inc. • American Equity Investment Life Insurance Co. • Brighthouse Financial	• CNO Financial Group • Globe Life • Lincoln National • MetLife, Inc.	• Principal Financial Group • Reinsurance Group of America • Unum Group • Voya Financial
Equitable Holdings had previously been included in our Performance Peer Group and remains a Performance Peer for outstanding Performance Share grants made prior to 2023.
Use of Competitive Data
The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.
To assess the competitiveness of our executive compensation program, we analyze peer group compensation data obtained from proxy materials, as well as survey data provided by national compensation consulting firms, such as WTW, McLagan Partners and Mercer. As part of this process, we measure pay levels within each compensation component and in the aggregate. We also review market practices related to pay mix, incentive program design, and other compensation-related policies and practices.
The Committee reviews the compensation of the executives in our Compensation Peer Group at least once per year. A broad range of data is considered for the Committee to ascertain whether the NEOs are appropriately positioned above or below the median to properly reflect various factors, such as our performance, the unique characteristics of each position, and applicable succession and retention considerations.
Generally, differences in the levels of total direct compensation among the NEOs are driven by tenure and an established track record of performance in their current and prior roles, along with the scope of their responsibilities, differences in the competitive market pay range for similar positions, and considerations of internal equity.
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Compensation Discussion and Analysis
How We Make Compensation Decisions
In addition to rigorous policies, which are structured to create a strong and direct link between pay and performance, we are committed to protect and further our shareholders’ interests. Feedback obtained each year through engagement with our shareholders is incorporated into compensation-related decision-making. Our pay governance processes hold the three independent directors who comprise the Committee responsible for the oversight and approval of various activities and decisions.(1) These activities and decisions are guided by the recommendations and advice of both management (including our CEO, Chief Human Resources Officer, and the Executive Leadership Team (“ELT”)).
Activity	Levels Impacted	Management’s Role	Compensation Consultant’s Role
Set Competitive Target Compensation	CEO / Vice Chair	None(2)	Recommend
	ELT	Recommend	Advise
	SVPs	Recommend	Advise upon Request
Make Performance Based Compensation Decisions, Including Long-Term Incentive Grants and Approving Cash/Stock Payouts(3)	CEO / Vice Chair	None(2)	Recommend
	ELT	Recommend	Advise
	SVPs	Recommend	Review
Oversee Incentive Program Design, Terms and Conditions, Performance and Funding	CEO / Vice Chair	None(2)	Advise on Design
	ELT	Recommend	Advise on Design
	SVPs	Recommend	Review
Promote/Appoint Employees to Senior Executive Positions(3)	CEO / Vice Chair	N/A	Advise
	ELT & SVPs	Recommend	Advise upon Request
Incorporate Evolving Competitive and World-Class Governance Practices in Our Program	N/A	Adopt and Enforce	Advise and/or Recommend

(1)
The Committee’s charter, which sets out its full list of duties and responsibilities and addresses other matters, can be found on our website at www.prudential.com/governance.

(2)
Our CEO and Vice Chairman do not play any role with respect to matters affecting their own compensation and are not present when the Committee discusses their compensation.

(3)
In addition to Committee approval of the items listed, additional approval by the full Board of Directors is also required for awards, payouts, and appointments to senior executive positions.

The compensation consultant reports directly to the Committee and provided no services to management in 2023. The compensation consultant’s advisory services primarily include:
•
providing expert input on industry trends, as well as executive compensation developments from a broader perspective;

•
assessing the extent to which our pay levels and practices are competitively aligned with market practice; and

•
facilitating objective, data-based compensation decisions in succession and annual pay planning processes.

The Committee retains sole authority to hire the compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate and replace (or supplement) its engagement with an alternative consultant at any time.
The total amount of fees paid to the compensation consultant for services to the Committee in 2023 was $226,682. The compensation consultant received no other fees or compensation from us. The Committee has assessed the independence of the compensation consultant pursuant to the listing standards of the NYSE and SEC rules and concluded that no conflict of interest exists that would prevent the compensation consultant from serving as an independent consultant to the Committee.
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Compensation Discussion and Analysis
Formulaic Framework for Incentive Programs

The determination of award levels for each of our incentive programs is formulaically driven by our financial and operating results relative to pre-established targets and performance relative to peer companies. The Board believes it generally should exercise limited or no discretion to increase our NEOs’ formula-based awards. Each year, the Committee reviews the metrics underlying the formulaic approach of both our annual and long-term incentive programs and makes changes as appropriate to align with business strategy and shareholder interests. The metrics approved by the Committee for awards granted, earned, paid out, or still outstanding are described throughout this CD&A. For purposes of our incentive programs:

•
EPS is Earnings Per Share of Common Stock (diluted), based on after-tax adjusted operating income (“AOI”);

•
ROE is operating return on average equity (and for peer companies is based on a comparable financial metric determined from quarterly financial reports);

•
Adjusted book value per share, or BVPS, is based on Prudential Financial’s total equity excluding accumulated other comprehensive income (“AOCI”), the cumulative effect of foreign currency exchange rate remeasurement and the cumulative change in fair value of funds withheld embedded derivatives;

•
Operating Expense includes salaries, employee benefits, occupancy, technology, consulting, external and contracted services, legal, corporate charges, costs for planned initiatives, and other miscellaneous expenses; and exclude commissions, variable expenses, and expenses related to divested businesses; and

•
Customer Experience is an aggregated enterprise score of Net Promoter Score (“NPS”) survey results for the businesses where we collect NPS data and have established baseline and yearly targets.

The EPS, ROE and BVPS compensation performance metrics are non-GAAP financial measures. Please see Appendix A for our calculation of these measures and a reconciliation to the most directly comparable GAAP financial measures.
To more accurately reflect the operating performance of our business, the Committee has approved a predetermined framework of adjustments to our reported financial results for incentive program purposes. Generally, these adjustments are made to exclude one-time or unusual items and external factors that are inconsistent with the assumptions reflected in our financial plans. The standard adjustments to reported financial results under our formulaic framework may vary from year to year and may have either a favorable or unfavorable impact on the measures used in our annual and long-term incentive programs.
Standard adjustments to reported financial results are made:

•
to exclude the impact of changes in our assumptions for investment returns, actuarial experience, and customer behavioral expectations (e.g., mortality, morbidity, lapse, and similar factors and reserve refinements);

•
to exclude integration costs or make other adjustments related to unplanned acquisitions and divestitures;

•
to exclude variable investment income (i.e., earnings from non-coupon investments and prepayment fee and call premium income from fixed maturity investments) outside of a range of  -10% to +10% of this income that is included in our annual financial plan;

•
to exclude the impact of regulatory or accounting related changes not included in our annual operating plan;

•
to exclude the negative or positive impact from outsized interest rate changes on interest rate sensitive items used to calculate BVPS; and

•
for other items not considered representative of the results of operations for the period and not included in our financial plan, as approved by the Committee.

Direct Compensation Components
Annually, the Committee reviews a competitive analysis of total direct compensation for the NEOs. Based on this evaluation, the Committee may selectively adjust the base salary, annual incentive award target, and long-term incentive award target amounts of the NEOs. In determining any adjustments, the Committee takes into account the following factors: level of experience and impact in the role; changes in market data; and compensation positioning overall and by component. Executives new to their current roles are positioned toward the lower end of their competitive range while executives with more experience are generally positioned at the higher end of the applicable range.
Base Salary
Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. Effective March 1, 2024, Messrs. Lowrey and Falzon and Ms. Feeney received a base salary
42	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Compensation Discussion and Analysis
increase of  $100,000, $80,000 and $25,000 respectively, to maintain the competitive positioning of their compensation packages relative to external peers.
Annual Incentive Awards
The Committee reviews the structure of the Annual Incentive Program at least once per year, including the enterprise-wide metrics, targets, and standard adjustments that comprise our formulaic framework. The Committee selects metrics that it believes provide a balanced view of the Company’s performance each year, with targets that are linked to the Company’s financial plan and strategic objectives.
The funding of the annual incentive award for each NEO and most of our U.S.-based, non-investment professional population is determined by applying the Final Performance Factor to each individual’s annual incentive target for the performance year. The Final Performance Factor is derived from a formulaic calculation using the metrics and targets established by the Committee at the outset of the performance period.
Guided by our pay for performance philosophy, each individual’s actual annual incentive award may be higher or lower than the calculated level of funding, recognizing differences in individual performance. At the most senior levels, including and especially for our NEOs, we typically apply less differentiation, reflecting our belief that our senior leadership team has a collective responsibility for the performance outcomes selected by the Committee for the year. For the 2024 performance year, our NEOs’ annual incentive award targets were reviewed and some were increased to position their award opportunities relative to external peers.
Each NEO’s award opportunity range is $0 to a maximum of 1.5 times the individual’s target for each performance year.
Pre-Established 2023 and 2024 Annual Incentive Award Opportunity Ranges
Calculating the 2023 Final Performance Factor for Our Annual Incentive Program
The Committee’s principal consideration in determining annual incentive awards was the 2023 Final Performance Factor of 1.023, representing the weighted average of the four metrics selected by the Committee for:
•
EPS, on an AOI basis, assessed relative to our pre-established target (the “EPS Factor”)

•
ROE as compared to the median ROE achieved by the Performance Peer Group (the “Relative ROE Factor”)

•
Total Operating Expenses compared to our plan for 2023 (the “Operating Expense Factor”)

•
Change in Customer Experience versus the prior year (the “Customer Experience Factor”)

For the Annual Incentive Program, we use information for 2023 AOI, EPS, and Operating Expenses, that we estimate as of January 2024.
Standard Adjustments
We make standard adjustments to estimated EPS and ROE under our formulaic framework that may vary from year to year and may have a net positive or negative impact on our estimates. For 2023, these standard adjustments resulted in a net positive impact to EPS and ROE.
Annually, based on Company-specific data, industry data, and the current long-term economic outlook, we update our actuarial assumptions on long-term market returns and customer behavioral expectations (e.g., mortality, morbidity, and
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Compensation Discussion and Analysis
lapses). These updates and related refinements result in a cumulative revaluation of our reserves and other actuarial balances. While GAAP requires these updates to be reported in the current period, they are not representative of annual performance since they relate to outcomes in both prior and future years. For these reasons, they are excluded from EPS under the Annual Incentive Program (regardless of whether they are positive or negative). In 2023, the adjustments to account for these updates decreased EPS under the Annual Incentive Program by approximately $0.03.
We limit the impact of variable investment income on the calculation of EPS under the Annual Incentive Program. We do so by excluding earnings from non-coupon investments and prepayment fee and call premium income that are outside of a range of  -10% to +10% from that assumed in our annual financial plan. For 2023, this adjustment increased EPS under the Annual Incentive Program by approximately $0.47 as these earnings fell short of our expectations by more than 10%.
In 2023, we excluded the unplanned costs and reduced earnings from de-risking transactions and the launch of Prismic. As a result we increased EPS under the Annual Incentive Program by approximately $0.16.
We also excluded the impacts of certain tax law changes affecting us (which resulted in a decrease to EPS under the Annual Incentive Program of approximately $0.08) and an adjustment related to the implementation of new GAAP accounting for long-duration insurance contracts (which resulted in an increase of approximately $0.04).
Other items not considered representative of operating results or included in our annual financial plan are also excluded from EPS under the program. In 2023, we excluded the net costs of unplanned debt issuances and restructuring costs from organizational changes, which increased EPS under the Annual Incentive Program by approximately $0.78.
In the aggregate, these standard adjustments under our preset formulaic framework had a net positive effect of  $1.34, increasing EPS under the Annual Incentive Program from $11.51 to $12.85.
Using EPS and ROE as adjusted above, the calculation of our final performance factor is illustrated below. The rows shaded in blue indicate our results against the pre-established scales for each metric and the final performance factor.
	2023 EPS	EPS Factor(1)
Maximum	$16.90 or more	1.500
	$13.25	1.050
Target	$13.00	1.000
Result	$12.85	0.970
	$12.75	0.950
Threshold	$9.10	0.500
Below Threshold	$9.09 or less	0.000
	Operating Expense +/- Plan	Operating Expense Factor(1)
Maximum	-325M or less	1.500
	-225M	1.250
	-75M	1.000
Target	plan	1.000
Result	+54M	1.000
	+75M	1.000
	+225M	0.750
Threshold	+325M	0.500
Below Threshold	more than +325M	0.000
	Relative ROE +/- Peer Median	Relative ROE Factor(1)
Maximum	4.0%	1.500
	3.0%	1.250
Result	1.1%	1.092
Target	0.0%	1.000
	-3.0%	0.750
Threshold	-4.0%	0.500
Below Threshold	less than -4.0%	0.000
	2023 Change in Customer Experience	Customer Experience Factor(1)
Maximum	+11 or more	1.500
	+5	1.050
Result	+3.10	1.031
Target	no change	1.000
	-5	0.950
Threshold	-11	0.500
Below Threshold	less than -11	0.000

(1)
Interpolated on a straight line basis between the data points

Determination of Final Performance Factor	Weight	Factor
EPS Factor	30%	0.970
Relative ROE Factor	30%	1.092
Operating Expense Factor	25%	1.000
Customer Experience Factor	15%	1.031
Initial Performance Factor		1.023(2)
Discretionary Adjustments Made by the Committee		None
Final Performance Factor		1.023

(2)
Weighted Average of the EPS, Relative ROE, Operating Expense, and the Customer Experience Factors

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Compensation Discussion and Analysis
Long-Term Incentive Program
In order to motivate and reward our executive officers for their contributions toward achieving our business objectives, long-term incentives comprise the majority of each NEO’s target total direct compensation opportunity, which is linked to our multiyear ROE, adjusted book value and Common Stock performance.
In February 2024, the Committee established a target long-term award opportunity for each of the NEOs. To set these long-term award targets, the Committee considered:
•
a competitive market analysis of the NEO’s total compensation and the portion of total compensation provided as long-term incentives, relative to similar roles at companies in our Compensation Peer Group;

•
the Company’s and each NEO’s individual performance and his or her expected future contributions;

•
the NEO’s level of experience in his or her role; and

•
retention considerations.

The values at target of long-term incentives granted to our NEOs in February 2024 are depicted in the table below. 75% of each NEO’s grant was delivered in performance shares and 25% was delivered in restricted stock units (“RSUs”). The number of performance shares (at target) and RSUs awarded to an NEO is determined by dividing the value of the award by the closing market price of our Common Stock on the grant date.
Named Executive Officer	Target Long-Term Award Opportunity
Charles F. Lowrey	$14,000,000
Kenneth Y. Tanji	$4,050,000
Robert M. Falzon	$11,200,000
Andrew F. Sullivan	$5,000,000
Caroline A. Feeney	$4,350,000
Long-Term Incentive Program Vehicle Mix

Adjustment to Performance Shares Program in January 2024
Impact of Interest Rate Volatility on BVPS Performance

The initial design of our performance share program did not contemplate the impact of the rapid and significant interest rate increases we saw in 2022 and 2023. This historic rise in rates resulted in our projected BVPS performance falling below threshold performance levels, which would have resulted in zero payouts for the BVPS growth component of our performance share program.

Addressing Program Design

The Committee sought to address this while implementing guardrails to prevent future windfall payouts. The Board approved modifications to our program which exclude the impact of possible outsized interest rate changes on our calculation of BVPS, lower the minimum threshold performance level for partial payouts, and cap potential payouts under the BVPS growth component (for awards in 2021 and 2022) to no higher than target.

Intended Outcome

The Committee believes these modifications for both outstanding and future awards preserve the intended retentive and motivational objectives of our long-term incentives, without introducing any risk of future windfall payouts.

Performance Shares Earned for the 2021-2023 Performance Period

In February 2024, NEOs and other senior leaders received 0.948 times the target number of performance shares granted in 2021. The earn-out factor under the initial program design would have been 0.522, which the Committee considers reflective of factors outside of management’s control, and generally non-economic, rather than a proper measure of performance over the 2021-2023 period.

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Compensation Discussion and Analysis
Performance Shares
Performance shares align the majority of our NEOs’ long-term incentives to the achievement of goals that are established each year to drive long-term performance. The Committee selects metrics for the performance shares program that it believes will provide a balanced indication of the Company’s success over each ensuing three-year period. Since February 2021, the Committee selected ROE relative to the median performance of our Performance Peer Group and growth in adjusted book value per share (“BVPS”) relative to our expectations with an opportunity to earn 0-1.50 times the target number of shares. Additionally, for performance shares granted in February 2021, we incorporated inclusion and diversity goals which apply a +/-10% modifier to the plan for our NEOs and other senior leaders.
Mid-Cycle Adjustment to Outstanding Performance Share Awards
Within our performance shares program, the Company’s results relative to pre-established BVPS growth targets for each three-year performance period determine 50% of the shares of Common Stock earned. We calculate BVPS as discussed under “Formulaic Framework for Incentive Programs” above and as shown in Appendix A. Growth in adjusted BVPS is the average of the annual growth rates for each year in the performance period, which is then compared against the target for the corresponding performance period. For grants made in 2021, 2022 and 2023, the three-year average BVPS growth target was set at 7%, 8%, and 7%, respectively. The Committee determined at the time of each grant—and continues to believe—that these target levels were set appropriately, reflecting challenging growth rates that could be achieved with focused effort and successful execution from our executives.
The Committee also established minimum threshold and maximum performance levels, along with a framework for standard adjustments to our calculation of BVPS, at the time of each grant, based on its then-current understanding and expectation of the Company’s business plan, performance on key business drivers, Prudential’s historical results, and relevant external factors, including interest rates. However, these pre-established performance levels did not contemplate the possibility or impact of rapid and significant changes in interest rates, such as occurred in 2022 and 2023. For Prudential, the unprecedented nature of market events led to an outsized, negative impact on our BVPS. The Committee views the resulting impact on the Company’s BVPS as non-economic in nature, driven primarily by the short-term accounting treatment for derivatives, and not adequately reflective of the long-term positive impact expected for our business from rising interest rates. This aspect of our program design ran counter to our primary intent of measuring factors within management’s control.
Following an extensive review of our performance shares program over the course of 2023—including engaging with our major institutional investors and other stakeholders with a member of the Committee present—and in consultation with FW Cook, the Committee presented to our Board of Directors proposed modifications to our performance share program.
The proposal aimed to remedy and improve the design of our program, both retroactively for outstanding awards and going forward for future awards, by:
1.
incorporating into the definition of BVPS an adjustment to exclude the impact of outsized interest rate changes—either positive or negative—on interest rate-sensitive items used to calculate BVPS;

2.
lowering the threshold for a partial payout attributable to the BVPS growth component of performance share awards; and

3.
capping the potential payout attributable to the BVPS growth component of awards granted in 2021 and 2022 to no higher than target.

46	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Compensation Discussion and Analysis
The Board of Directors approved these modifications in January 2024 after determining that these actions were warranted, reasonable, and consistent with our shareholders’ best interests, for the following reasons:
1.
the earn-out factor of 0.948 calculated after the application of these modifications yields a payout that is better aligned with relative TSR;

2.
solidifying the definition of BVPS to account for the possibility of significant interest rate volatility strengthens the integrity of future awards and the viability of using BVPS as a metric in our incentive programs;

3.
capping potential payouts at target for grants made in 2021 and 2022 and excluding potential future positive outsized interest rate impacts guards against the possibility of  “windfall” payouts;

4.
lowering the threshold level required for a partial payout more closely aligns our design with that of other insurance companies with BVPS as a metric in their long-term incentive programs; and

5.
modifying these terms of the performance shares program restores the retentive and motivational value of our executives’ outstanding and future awards so that they continue to drive commitment and results.

The compensation cost of the in-flight modification was approximately $66 million, $64 million of which will be recorded in the first quarter of 2024. While the Committee considered several alternative approaches, it determined the actions taken will strengthen the integrity and viability of performance share awards with BVPS growth as a metric. Both the Committee and Prudential’s leadership team are committed to taking proper precautionary measures in the design of incentive programs and limiting any consideration of adjustments to in-flight plans to only extraordinary and unforeseen circumstances, when accompanied by a compelling rationale.
Performance Share Awards
The NEOs currently have three performance share awards outstanding:
	First Metric: ROE +/- Peer Median (50% Weight)
Grant Date	2/8/2022	2/14/2023	2/13/2024	Relative ROE Factor(1)
Performance Period	2022−2024	2023−2025	2024−2026
Maximum	4% or more	4% or more	4% or more	1.50
	3.0%	3.0%	3.0%	1.25
Target	0.0%	0.0%	0.0%	1.00
	-3.0%	-3.0%	-3.0%	0.75
Threshold	-3.3%	-4.0%	-4.0%	0.50
Below Threshold	-4.0% or less	less than -4.0%	less than -4.0%	0.00
	Second Metric: BVPS Growth (50% Weight)
Grant Date	2/8/2022		2/14/2023		2/13/2024	BVPS Growth Factor(1)
Performance Period	Original 2022−2024	Modified 2022−2024	Original 2023−2025	Modified 2023−2025	2024−2026
Maximum	11.5% or more	n/a	10.5% or more		11.5% or more	1.50
Target	8.0%	8.0% or more	7.0%		8.0%	1.00
Threshold	4.5%	2.0%	3.5%	1.0%	2.0%	0.50
Below Threshold	less than 4.5%	less than 2.0%	less than 3.5%	less than 1.0%	less than 2.0%	0.00

(1)
Interpolated on a straight-line basis between the data points displayed.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	47

Compensation Discussion and Analysis
Calculating the Final Performance Shares Earn-Out Factor for the 2021-2023 Performance Period
In February 2024, the NEOs received payouts with respect to the performance share awards that were granted in February 2021 for the 3-year performance period ended December 31, 2023. These awards were paid at 0.948 times the target number of shares initially awarded. Following the modifications to our performance shares program, the calculation of the final earn-out factor is detailed below, including an illustration of what the factor would have been under the initial (pre-modification) design. The rows shaded in blue indicate our results against the pre-established scales for each metric and the final earn-out factor.
	ROE +/- Peer Median	ROE Factor
Maximum	4.0%	1.500
	3.0%	1.250
Result	0.3%	1.025
Target	0.0%	1.000
	-3.0%	0.750
Threshold	-4.0%	0.000
	Original 2021−2023 BVPS Growth	Modified 2021−2023 BVPS Growth	BVPS Growth Factor
Maximum	10.5% or more	n/a	1.500
Target	7.0%	7.0% or more	1.000
Result	n/a	5.05%	0.838
Threshold	3.5%	1.0%	0.500
Below Threshold	less than 3.5%	less than 1.0%	0.000

Determination of Final Earn-Out Factor	Weight	Pre-Modification Factor	Post-Modification Factor
Relative ROE Factor	50%	1.025	no change
BVPS Growth Factor	50%	0.000	0.838
Initial Earn-Out Factor(1)		0.513	0.931
Inclusion and Diversity Modifier		+1.8%	no change
Final Earn-Out Factor		0.522	0.948

(1)
Average of Relative ROE and BVPS Growth Factors

The final performance share payouts to the NEOs in February 2024 for the 2021-2023 performance period were:
Named Executive Officers	Target Number of Shares Awarded	Actual Number of Shares Awarded
Charles F. Lowrey	104,078	98,666
Kenneth Y. Tanji	33,158	31,434
Robert M. Falzon	82,894	78,584
Andrew F. Sullivan	40,526	38,419
Caroline A. Feeney	12,035	11,410

Restricted Stock Units (RSUs)
NEOs receive 25% of their long-term incentive awards in RSUs. RSUs vest in equal annual installments over three years.
48	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Compensation Discussion and Analysis
Retirement Plans
We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate retirement income. This program includes both defined benefit and defined contribution plans, as well as two supplemental retirement plans that allow highly compensated employees (that is, employees whose compensation exceeds the limits established by the Internal Revenue Code for covered compensation and benefit levels) to receive the same benefits they would have earned if not for these limitations. Further, we sponsor three supplemental executive retirement plans (“SERPs”) for certain eligible executive officers, including the NEOs, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances or to provide additional benefits to certain key executives. For descriptions of these plans, including their titles, see “Pension Benefits.”
We also maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executive officers, including the NEOs, as a competitive practice. For a description of this plan, see “Nonqualified Deferred Compensation.”
Periodically, we compare the competitiveness of our benefits programs for our employees, including retirement benefits, against those provided by other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median of the competitive market when compared to other employers.
Severance and Change in Control Arrangements
Our Board has adopted a policy prohibiting us from entering into any severance or change-in-control agreement with any of our executive officers, including the NEOs, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned annual incentive award, without shareholder approval or ratification. We do not provide excise tax payments, reimbursements, or “gross-ups” to any of our executive officers.
While our other executive officers are eligible for severance payments in the event of an involuntary termination of employment without “cause,” our CEO is not a participant in the severance program (discussed below) providing this benefit.
To enable us to offer competitive total compensation packages to our executive officers, as well as to promote the ongoing retention of these individuals when considering potential transactions that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the NEOs, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:
•
the Prudential Severance Plan (the “Severance Plan”); and

•
Change in Control Program.

We have not entered into individual employment agreements with our NEOs. Instead, the rights of our NEOs with respect to post-employment compensation upon specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.
We use plans, rather than individually negotiated agreements, to provide severance and change-in-control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of these arrangements from time to time. An employment agreement would require that the affected NEO consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation payments and benefits on a case-by-case basis. In addition, it assures our NEOs that the severance payments and benefits they receive are comparable to one another.
As previously noted, our executive officers, including the NEOs, except for our CEO, are eligible for severance payments and benefits in the event of an involuntary termination of employment without “cause.” These executive officers and our CEO are also eligible for “double-trigger” severance payments and benefits in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Our equity awards are also designed to be “double-trigger,” so long as such awards are allowed to continue in effect following any change in control transaction on substantially equivalent terms and conditions to those applicable prior to such transaction.
The payment of these awards at target achievement rewards the executive officer for his or her expected performance prior to the change-in-control transaction.
For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see “Potential Payments Upon Termination or Change in Control.”
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	49

Compensation Discussion and Analysis
Perquisites and Other Personal Benefits
We generally do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for the use of Company aircraft, Company-provided cars and drivers, and, in the case of our CEO and Vice Chairman, security services. These items are provided because we believe that they serve a necessary business purpose and represent an immaterial element of our executive compensation program. The cost allocated to the personal use of Company-provided cars and drivers, including commuting expenses, and the incremental cost associated with the security services, to the extent not reimbursed to us, are reported in the Summary Compensation Table. Our executive officers, including the NEOs, are required to reimburse us for the incremental cost of any personal use of Company aircraft.
We do not provide tax reimbursements or any other tax payments with respect to perquisites, including excise tax “gross-ups,” to any of our executive officers.
Other Compensation-Related Policies
In addition to the other components of our executive compensation program, we maintain the policies described below. These policies are consistent with evolving best practices and help confirm that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.
Our Clawback policy covers all executive officers and includes a separate trigger for:
1. Financial restatements; and
2. Improper conduct (including failure to report).
Clawback Policy
In 2023, in response to a new SEC rule and related NYSE listing standards, we adopted a new clawback policy that replaced our previously existing clawback policy.
Our new clawback policy covers all executive officers (including the NEOs), applies to all incentive-based compensation (including stock options and other equity awards) paid to or in respect of an executive officer, and includes separate triggers for financial restatements and improper conduct (including failure to report). The policy provides that if the Company is required to undertake a restatement of any financial statements filed with the SEC, the Board is required, subject to limited exceptions, to seek reimbursement of incentive-based compensation received by any executive officer during the three-year period immediately preceding the restatement to the extent such compensation would have been lower had it been determined based on such restated financial results. Additionally, if an executive officer engages in improper conduct that either has had, or could reasonably be expected to have, a significant adverse reputational or economic impact on the Company or any of its affiliates or divisions, then the Board may, in its sole discretion, after evaluating the associated costs and benefits, seek to recover all or any portion of the incentive-based compensation paid to any such executive officer during the three-year period preceding, or the occurrence of the improper conduct.
The policy also requires us to disclose to our shareholders, not later than the filing of the next proxy statement, the action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following the occurrence of a restatement or improper conduct, so long as such event has been previously disclosed in our SEC filings.
For purposes of the policy, a “restatement” means any required accounting restatement (occurring after the effective date of the policy) of any of the Company’s consolidated financial statements that have been filed with the SEC, due to material non-compliance with any financial reporting requirement under the Exchange Act or the Securities Act of 1933, as amended, to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. “Improper conduct” means willful misconduct (including, but not limited to, fraud, bribery or other illegal acts) or gross negligence, which, in either case, includes any failure to report properly, or to take appropriate remedial action with respect to, such misconduct or gross negligence by another person.
We did not apply either our previous clawback policy or our new clawback policy during 2023.
50	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Compensation Discussion and Analysis
Other Long-Term Compensation Recovery Policies
We maintain a “resignation notice period” requirement as part of the terms and conditions of all long-term incentive awards granted to certain designated grades of executives, including the NEOs. The requirement is intended to reduce the adverse and disruptive effect of a sudden voluntary departure of an executive subject to the requirement, and requires him or her to provide notice for a specified period prior to the effective date of a voluntary resignation, or otherwise risk forfeiting his or her outstanding long-term incentive awards.
The terms and conditions of long-term incentive awards also provide for forfeiture in the event a recipient violates applicable non-solicitation or noncompetition agreements.
Stock Ownership Guidelines
We have adopted stock ownership guidelines for our executive officers to encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan, and retaining shares they earn under their long-term incentive awards. The guidelines are framed in terms of stock value as a percentage of base salary.
Position	Stock Value as a Percentage of Base Salary
Chief Executive Officer	700%
Vice Chairman and Executive Vice President	300%
Senior Vice President	200%

Each of the NEOs has met his or her ownership guideline. Under the current stock ownership guidelines, once an executive officer attains his or her individual ownership level, he or she will remain in compliance with the guidelines despite future changes in our stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the stock ownership guidelines were met.
Stock Retention Requirements
We have adopted stock retention requirements for our executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price (if any), fees, and taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold such shares until the later of one year following the date of acquisition of such shares (even if this one-year holding period extends beyond termination of employment) or the date that he or she satisfies our stock ownership guidelines.
Prohibition of Derivatives Trading, and Hedging and Pledging of Our Securities
Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to any of our equity securities held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities.
Our Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, our securities to secure personal loans or other obligations, and includes holding shares of our Common Stock in a margin account.
Policy on Rule 10b5-1 Trading Plans

We have a policy governing the use by executive officers of pre-established trading plans for sales of our Common Stock and exercises of stock options for shares of our Common Stock. Under the policy:
•
All Rule 10b5-1 trading plans must be precleared by our law and compliance departments.

•
A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material nonpublic information.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	51

Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Compensation and Human Capital Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.
The Compensation and Human Capital Committee
Michael A. Todman (Chair)
Wendy E. Jones
Gilbert F. Casellas
52	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Pay Versus Performance
The following section was prepared in accordance with Item 402(v) of the SEC’s Regulation S-K.
The table below reflects certain information regarding executive compensation actually paid, as defined by Item 402(v) of the SEC’s Regulation S-K, and certain measures of our financial performance for the four most recently completed fiscal years, 2020-2023. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to our CD&A:
					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table (SCT) Total to PEO ($)(1)	Compensation Actually Paid (CAP) to PEO ($)(4)	Average SCT Total to Non-PEO NEOs ($)(1)	Average CAP to Non-PEO NEOs ($)(4)	Company Total Shareholder Return (TSR) ($)	Financial Services Composite Index TSR ($)(2)	Net Income ($MM)	Adjusted EPS ($)(3)
2023	19,213,328	17,490,622	9,700,487	8,781,582	136	151	2,488	12.85
2022	20,093,608	10,248,958	9,324,926	5,172,084	124	137	(1,438)(5)	11.29
2021	19,799,737	31,070,154	9,879,467	15,228,582	129	138	7,724	12.68
2020	14,990,254	10,531,380	8,045,602	6,032,859	89	101	(324)	11.05

(1)
The principal executive officer (PEO) reflected for all years shown is Charles F. Lowrey. The non-PEO named executive officers (NEOs) reflected for 2023 are: Kenneth Y. Tanji, Robert M. Falzon and Andrew F. Sullivan, and Caroline A. Feeney. The non-PEO NEOs reflected for 2021 and 2022 are: Kenneth Y. Tanji, Robert M. Falzon, Scott G. Sleyster and Andrew F. Sullivan. The non-PEO NEOs for 2020 are Stephen Pelletier, who retired from the Company on April 1, 2020, as well as Messrs. Tanji, Falzon, Sleyster and Sullivan.

(2)
The peer group reflected is a Financial Services Composite Index, which is the average of the S&P 500 Life & Health Insurance and S&P 500 Diversified Financials indices.

(3)
Adjusted EPS is calculated as described in Appendix A to this Proxy Statement and is subject to the standard adjustments described in Annual Incentive Awards section within the CD&A. Adjusted EPS reflects estimates as of January of the following year.

(4)
The amounts reported as Compensation Actually Paid (CAP) to our PEO and Average CAP to Non-PEO NEOs are derived from Summary Compensation Table (SCT) Totals, as follows:

(5)
Prior period amounts are not restated for the implementation of ASU 2018-12: Targeted Improvements to the Accounting for Long-Duration Contracts.

PEO SCT Total to CAP Reconciliation
		Deductions from SCT Total		Additions to SCT Total
Year	SCT Total ($)	Change in Pension Value ($)	Grant Date Fair Value of Stock and Option Awards ($)	Pension Service Cost ($)	Above-Market Interest on Supplemental Employee Savings Plan ($)	Fair Value of Stock and Option Awards Granted as of FY End ($)	Change in Value of Prior Year Stock and Option Awards Unvested as of FY End ($)	Change in Value of Prior Year Stock and Option Awards That Vested ($)	Dividend Equivalents Paid ($)(1)	CAP ($)
2023	19,213,328	691,074	13,000,041	327,611	0	12,879,181	(2,405,305)	196,953	969,969	17,490,622
2022	20,093,608	1,016,309	12,500,145	443,465	4,459	6,327,527	(5,156,618)	1,154,676	898,296	10,248,958
2021	19,799,737	781,247	11,300,123	439,898	10,452	17,273,653	5,017,220	170,415	440,148	31,070,154
2020	14,990,254	1,133,852	6,662,505	413,560	12,039	4,381,842	(1,756,444)	(15,084)	301,570	10,531,380

(1)
Reflects dividend equivalents paid in the calendar year from any prior grants and does not include dividend equivalents accrued during that year from such grants.

Average Non-PEO NEOs SCT Total to CAP Reconciliation
		Deductions from SCT Total		Additions to SCT Total
Year	SCT Total ($)	Change in Pension Value ($)	Grant Date Fair Value of Stock and Option Awards ($)	Pension Service Cost ($)	Above-Market Interest on Supplemental Employee Savings Plan ($)	Fair Value of Stock and Option Awards Granted as of FY End ($)	Change in Value of Prior Year Stock and Option Awards Unvested as of FY End ($)	Change in Value of Prior Year Stock and Option Awards That Vested ($)	Dividend Equivalents Paid ($)	CAP ($)
2023	9,700,487	675,099	5,787,638	146,744	0	5,733,832	(905,460)	82,278	486,438	8,781,582
2022	9,324,926	47,351	5,600,107	216,251	1,832	2,834,755	(2,452,765)	504,637	389,908	5,172,084
2021	9,879,467	275,707	5,350,094	206,194	4,213	8,178,284	2,310,256	75,981	199,986	15,228,582
2020	8,045,602	958,010	3,379,427	782,666	3,769	2,222,605	(822,363)	(7,243)	145,260	6,032,859
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Pay Versus Performance
Analysis of the Information Presented in the Pay Versus Performance Table
Comparison of Cumulative Multiyear TSR
As shown to the right, our Company’s cumulative multiyear TSR is directionally aligned with that of the Financial Services Composite Index. For reference, annual return percentages for Prudential and the Financial Index are shown in the graph.

Compensation Actually Paid vs. TSR
As shown to the right, the Compensation Actually Paid to our PEO and our other NEOs is directionally aligned with Company TSR between 2020 and 2023.

Compensation Actually Paid vs. Net Income
As shown to the right, the Compensation Actually Paid to the PEO and our other NEOs is strongly correlated with our Net Income between 2020 and 2023. While the Company does not use Net Income as a direct measure to determine payouts under its incentive plans, Compensation Actually Paid is strongly aligned with Company earnings.

Compensation Actually Paid vs. Adjusted EPS
As shown to the right, the Compensation Actually Paid to the PEO and our other NEOs is strongly aligned with Adjusted EPS, our Company-selected measure, further reflecting the correlation between Compensation Actually Paid and Company earnings.

Most Important Financial Performance Measures
The three items listed to the right represent the most important metrics we used to link our executive compensation program and our named executive officers’ Compensation Actually Paid to our performance for 2023. These metrics, and why we selected these measures, are further described in the CD&A within the section titled “Formulaic Framework for Incentive Programs.”
Adjusted Earnings Per Share (EPS)
Return on Equity (ROE)
Adjusted Book Value Per Share (BVPS)

54	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

CEO Pay Ratio

The ratio of our CEO’s annual total compensation ($19,225,606) to that of our median compensated employee ($91,552) for 2023(1) was:
This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.
210 to 1
In 2023, we identified our median compensated employee from among 40,324 employees across the 21 countries from which we collected compensation data, as highlighted in the table to the right. This population comprised 98.6% of our total estimated global population of 40,913 employees as of September 30, 2023. These figures exclude independent contractors and other individuals classified as nonemployees in their respective jurisdictions.
•
We used “Total Cash Pay” as of October 1, 2023 as our compensation measure, which, for these purposes, includes base salary, short-term incentives (e.g., payments under our Annual Incentive Program), cash commissions and other similar payments earned. We annualized Total Cash Pay for employees who were not employed for the entire period, and we did not make any cost-of-living adjustments.

Our “median compensated employee” is the individual who earned Total Cash Pay at the midpoint of this group of 40,324 employees.
Determining Annual Total Compensation
We determined annual total compensation for our median compensated employee by obtaining compensation data for this employee consistent with the methodology we use to calculate total compensation as it appears in the 2023 Summary Compensation Table. Accordingly, it includes base salary earned and paid from January 1, 2023 through December 31, 2023, non-equity incentive plan payments made for the performance period January 1, 2023 through December 31, 2023, equity incentives and options awards granted during the fiscal year, and other compensation earned and/or paid in 2023, such as Company contributions to retirement savings plans. In addition, for purposes of calculating the CEO pay ratio, SEC rules permit us to include in annual total compensation any compensation and benefits made available to employees broadly, such as medical and dental benefits. We elected to include amounts representing employer medical and dental contributions in determining the annual total compensation of our median employee.
The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
We determined annual total compensation for our CEO, Mr. Lowrey, using the amount reported in our 2023 Summary Compensation Table, increased to include an amount representing employer medical and dental contributions for him.
Estimated Employees
as of September 30, 2023
Country	Employees
Japan	21,080
United States	16,816
Brazil	856
United Kingdom	439
Argentina	345
Mexico	278
Ireland	143
Singapore	82
Germany	76
Canada	68
Luxembourg	27
Australia	25
France	22
Hong Kong	18
Italy	14
China	10
Netherlands	9
Switzerland	6
Korea	6
Spain	3
Belgium	1
Malaysia	257
India	185
Taiwan	147

(1)
The change in our 2023 ratio compared to prior years was primarily driven by the weakening of the Japanese Yen against the U.S. Dollar which contributed to a lower value for compensation at the median of our employee population.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	55

Executive
Compensation
2023 Summary Compensation Table
The following table sets forth information regarding fiscal years 2023, 2022 and 2021 compensation for our NEOs.
Name & Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
Charles F. Lowrey, Chairman and Chief Executive Officer	2023	1,300,000	13,000,041	4,143,000	691,074	79,213	19,213,328
	2022	1,284,615	12,500,145	5,191,834	1,016,309	100,705	20,093,608
	2021	1,200,000	11,300,123	6,425,878	781,247	92,489	19,799,737
Kenneth Y. Tanji, Executive Vice President and Chief Financial Officer	2023	692,308	4,050,146	1,790,000	441,955	46,507	7,020,916
	2022	650,000	3,600,104	2,072,272	1,075	34,097	6,357,548
	2021	642,307	3,600,102	2,487,048	193,827	21,963	6,945,247
Robert M. Falzon, Vice Chairman	2023	1,040,000	10,400,115	3,315,000	1,533,539	89,919	16,378,573
	2022	1,033,846	10,000,019	4,158,447	184,599	47,146	15,424,057
	2021	1,000,000	9,000,132	5,119,124	371,334	37,161	15,527,751
Andrew F. Sullivan, Executive Vice President Head of International Businesses and PGIM	2023	750,000	5,000,127	2,302,000	323,379	45,089	8,420,595
	2022	700,000	4,400,154	2,517,435	761	40,895	7,659,245
	2021	700,000	4,400,070	2,939,353	235,623	29,942	8,304,988
Caroline A, Feeney, Executive Vice President Head of US Businesses	2023	700,000	3,700,164	2,148,000	401,524	32,176	6,981,864

(1)
The amounts reported in the Salary column for 2023 include elective contributions of a portion of their base salary to the SESP by Messrs. Lowrey, Tanji, Falzon and Sullivan and Ms. Feeney in the amounts of  $38,800, $14,492, $28,400, $16,800 and $0, respectively.

(2)
The amounts reported in the Stock Awards column represent the aggregate grant date fair value, as calculated under ASC 718, of performance shares at target, and restricted stock units in each year. The maximum number of performance shares payable for 2023, 2022, and 2021 is 1.50, 1.50, and 1.65 times the target amounts, respectively. The grant date fair value is calculated in the manner described in the Grants of Plan-Based Awards table.

Based on the fair market value (closing price) on the date of grant, the maximum values for the 2023 stock awards granted to Messrs. Lowrey, Tanji, Falzon and Sullivan and Ms. Feeney are $17,875,056, $5,568,938, $14,300,158, $6,875,149, and $5,087,700, respectively.
(3)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent the annual incentives paid in February following each performance year, as well as, for 2022 and 2021, the value of book value units paid in February of each year for performance over the prior 3 years as follows:

	2022		2021
	Annual Incentive Award ($)	Book Value Units Value Paid ($)	Annual Incentive Award ($)	Book Value Units Value Paid ($)
Charles F. Lowrey	4,204,000	987,834	4,253,000	2,172,878
Kenneth Y. Tanji	1,738,000	334,272	1,883,000	604,048
Robert M. Falzon	3,363,000	795,447	3,402,000	1,717,124
Andrew F. Sullivan	2,242,000	275,435	2,430,000	509,353

(4)
The amounts reported in the Change in Pension Value column represent the change in the actuarial present value of each NEO’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements, as well as above-market earnings on compensation that is deferred on a basis that is not tax-qualified. Messrs. Lowrey, Tanji, Falzon, and Sullivan and Ms. Feeney accrue pension benefits under the Cash Balance Formula (described in the “Pension Benefits” section of this Proxy Statement).

For 2023, the amounts reported in this column include payments from the Supplemental Retirement Plan for Messrs. Lowrey, Tanji, Falzon and Sullivan and Ms. Feeney of $7,396,488, $5,038, $15,445, $4,855, and $4,679, respectively; and above-market interest on the SESP of  $0 for Messrs. Lowrey, Tanji, Falzon and Sullivan and Ms. Feeney.
(5)
The amounts reported in the All Other Compensation column for 2023 are itemized in the All Other Compensation Table.

56	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Executive Compensation
All Other Compensation
Name	Perquisites(1)	PESP Contributions(2)	SESP Contributions(2)	Total
Charles F. Lowrey	$27,213	$13,200	$38,800	$79,213
Kenneth Y. Tanji	$24,815	$7,200	$14,492	$46,507
Robert M. Falzon	$54,319	$7,200	$28,400	$89,919
Andrew F. Sullivan	$15,597	$12,692	$16,800	$45,089
Caroline A. Feeney	$18,976	$13,200	$0	$32,176

(1)
For all NEOs, the amounts reported in the Perquisites column represent the costs of commuting and limited personal use of Company-provided cars and reflect our determination of the costs allocable to the actual commuting and personal use of each individual based on a formula that takes into account various expenses, including costs associated with the driver and fuel. In addition, the amount reported includes the incremental cost for security services of  $224 for Mr. Lowrey and $41,161 for Mr. Falzon.

(2)
The amounts reported in the PESP Contributions and SESP Contributions columns represent our contributions to the account of each NEO under (a) The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan that provides employees with the opportunity to contribute up to 50% of eligible earnings in any combination of before-tax, Roth 401(k) and/or after-tax contributions (subject to Internal Revenue Code limits) and (b) the Prudential Supplemental Employee Savings Plan, a non-qualified plan that provides employees who exceed the Internal Revenue Code earnings limit ($330,000 in 2023) with the opportunity to defer up to 4% of eligible earnings in excess of the earnings limit. We match 100% of an employee’s before-tax or Roth 401(k) deferrals up to 4% of eligible earnings under the PESP and 100% of an employee’s deferrals under the SESP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	57

Executive Compensation
Grants of Plan-Based Awards
The following table presents, for each of the NEOs, information concerning awards under our Annual Incentive Program (“AIA”) for performance year 2023 and equity awards (“PS” for Performance Shares and “RS” for Restricted Stock Units) made during 2023 for 2022 performance under our Long-Term Incentive Program.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)		Estimated Future Payouts Under Equity Incentive Plan Awards ($)(2)		All Other Stock Awards: Number of Shares of Stocks or Units(3) (#)	Grant Date Fair Value ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Named Executive Officer		Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Charles F. Lowrey	AIA	N/A	4,050,000	6,075,000	N/A	N/A		N/A	N/A
	PS	2/14/2023	N/A	N/A	94,413	141,620		103.27	9,750,031
	RS	2/14/2023	N/A	N/A		N/A	31,471	103.27	3,250,010
Kenneth Y. Tanji	AIA	N/A	1,750,000	2,625,000	N/A	N/A		N/A	N/A
	PS	2/14/2023	N/A	N/A	29,414	44,121		103.27	3,037,584
	RS	2/14/2023	N/A	N/A		N/A	9,805	103.27	1,012,562
Robert M. Falzon	AIA	N/A	3,240,000	4,860,000	N/A	N/A		N/A	N/A
	PS	2/14/2023	N/A	N/A	75,531	113,297		103.27	7,800,086
	RS	2/14/2023	N/A	N/A		N/A	25,177	103.27	2,600,029
Andrew F. Sullivan	AIA	N/A	2,250,000	3,375,000	N/A	N/A		N/A	N/A
	PS	2/14/2023	N/A	N/A	36,313	54,470		103.27	3,750,044
	RS	2/14/2023	N/A	N/A		N/A	12,105	103.27	1,250,083
Caroline A. Feeney	AIA	N/A	2,100,000	3,150,000	N/A	N/A		N/A	N/A
	PS	2/14/2023	N/A	N/A	26,872	40,308		103.27	2,775,071
	RS	2/14/2023	N/A	N/A		N/A	8,958	103.27	925,093

(1)
The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns represent the potential amounts for annual incentives for the 2023 performance year. Actual amounts earned by the NEOs are reflected in the Summary Compensation Table.

(2)
The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent performance shares awarded to the NEOs under the Omnibus Plan in 2023. Performance share awards are granted for a three-year performance period with payouts determined at the end of the period based on our ROE performance and growth in adjusted book value per share as described in the CD&A.

(3)
The amounts reported in the All Other Stock Awards: Number of Shares of Stock or Units column represent restricted stock units awarded to the NEOs under the Omnibus Plan in 2023. RSUs vest in three equal annual installments.

(4)
The amounts in the Grant Date Fair Value column have been calculated using the number of restricted stock units awarded or in the case of performance shares the target number of performance shares, in each case multiplied by the closing price on the date of grant.

58	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Executive Compensation
Outstanding Equity Awards
The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2023. The equity awards reported in the Option Awards columns consist of non-qualified stock options. The equity awards reported in the Stock Awards columns consist of performance share awards and restricted stock units. Grants of performance shares were made for three-year performance cycles with the 2021 grant as the 2021-2023 performance cycle, the 2022 grant as the 2022-2024 performance cycle and the 2023 grant as the 2023-2025 performance cycle.
	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(2)
Charles F. Lowrey	2/14/2023				31,471	3,263,857	141,620	14,687,410
	2/8/2022				17,172	1,780,908	115,904	12,020,404
	2/9/2021				11,565	1,199,406	171,729	17,810,015
	2/11/2020	93,469	95.87	02/11/2030
	2/12/2019	83,250	93.36	02/12/2029
	2/13/2018	30,885	106.89	02/13/2028
	2/14/2017	36,806	110.45	02/14/2027
Kenneth Y. Tanji	2/14/2023				9,805	1,016,877	44,121	4,575,789
	2/8/2022				4,946	512,950	33,381	3,461,944
	2/9/2021				3,685	382,171	54,711	5,674,078
	2/11/2020	29,280	95.87	02/11/2030
	2/12/2019	26,079	93.36	02/12/2029
	2/13/2018	2,357	106.89	02/13/2028
	2/14/2017	2,669	110.45	02/14/2027
Robert M. Falzon	2/14/2023				25,177	2,611,107	113,297	11,750,032
	2/8/2022				13,737	1,424,664	92,723	9,616,302
	2/9/2021				9,211	955,273	136,776	14,185,039
	2/11/2020	74,325	95.87	02/11/2030
	2/12/2019	66,199	93.36	02/12/2029
	2/13/2018	26,008	106.89	02/13/2028
	2/14/2017	29,445	110.45	02/14/2027
Andrew F. Sullivan	2/14/2023				12,105	1,255,410	54,470	5,649,084
	2/8/2022				6,045	626,927	40,799	4,231,264
	2/9/2021				4,503	467,006	66,868	6,934,880
	2/11/2020	24,776	95.87	02/11/2030
	2/12/2019	2,341	93.36	02/12/2029
	2/13/2018	3,251	106.89	02/13/2028
	10/2/2017	1,128	107.28	10/02/2027
	2/14/2017	2,577	110.45	02/14/2027
Caroline A. Feeney	2/14/2023				8,958	929,034	40,308.00	4,180,343
	2/8/2022				4,452	461,717	23,367.00	2,423,392
	2/9/2021				1,720	178,381	19,858.00	2,059,473
	1/12/2021				60,761	6,301,523	—	—
	2/11/2020	7,883	95.87	02/11/2030
	2/12/2019	5,016	93.36	02/12/2029
	6/12/2018	397	99.76	06/12/2028
	2/13/2018	2,926	106.89	02/13/2028
	10/2/2017	1,222	107.28	10/02/2027
	2/14/2017	2,117	110.45	02/14/2027

(1)
These Stock Awards are outstanding restricted stock units that vest at the rate of one-third per year at the end of February following each of the first three anniversaries of the date of grant. The dollar values reported represent the estimated value of the outstanding units based on the latest year-end share price.

(2)
The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares that would be received by each NEO at the maximum payout level for the 2023, 2022 and 2021 grants. The dollar values reported represent the estimated value of the outstanding performance shares at the maximum payout level for 2023, 2022 and 2021, based on the latest year-end share price. Performance shares are subject to a three-year performance period with payout determined at the end of the period based on measures of Company performance, as well as for the 2021 grants, an inclusion and diversity modifier. As discussed in the CD&A, the Committee approved a final earn-out factor of 0.948 for the awards granted on February 13, 2024.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	59

Executive Compensation
Option Exercises and Stock Vested
The following table provides information on the value realized by each of the NEOs as a result of the exercise of stock options and the vesting of stock awards from January 1, 2023 through December 31, 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Charles F. Lowrey	—	—	66,797	6,832,239
Kenneth Y. Tanji	23,124	720,218	20,770	2,124,788
Robert M. Falzon	—	—	53,172	5,438,494
Andrew F. Sullivan	—	—	26,072	2,667,849
Caroline A. Feeney	—	—	11,813	1,207,032

(1)
The amounts in the Stock Awards—Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the vesting of the 2020 performance shares grants the first tranche of the 2022 restricted stock unit grants and the second tranche of the 2021 restricted stock unit grants.

(2)
The amounts in the Stock Awards—Value Realized on Vesting column represent the sum of  (i) the number of performance shares released multiplied by the closing market price of our Common Stock on February 14, 2023, $103.27, and (ii) the number of restricted stock units released multiplied by the closing market price of our Common Stock on February 28, 2023, $100.

60	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Executive Compensation
Pension Benefits
The following table provides information on the defined benefit retirement plans in which the NEOs participate, including the present value of accumulated benefits as of December 31, 2023, except as noted below, payable for each of the NEOs under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the PRI-2012 generational mortality table with white collar adjustments and an adjustment to reflect recent Prudential-specific experience and an interest discount rate of 5.30%. Cash Balance Formula accounts are assumed to grow with interest based on an assumed 30-year Treasury Rate, but not less than 4.25%, and PSI Cash Balance Formula accounts are assumed to grow with interest at 5.00% until the commencement of pension benefits. No additional earnings or service after December 31, 2023 is included in the calculation of the accumulated benefits.
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Charles F. Lowrey	Merged Retirement Plan—Cash Balance Formula	22	$2,807,907	—
	Supplemental Retirement Plan—Cash Balance Formula	22	$449,413	$7,396,488(2)
Kenneth Y. Tanji	Merged Retirement Plan—Cash Balance Formula	34	$1,832,960	—
	Merged Retirement Plan—PSI Cash Balance Formula	n/a(1)	$89,255	—
	Supplemental Retirement Plan—Cash Balance Formula	34	$1,245,336	$5,038(2)
Robert M. Falzon	Merged Retirement Plan—Cash Balance Formula	40	$3,220,221	—
	Merged Retirement Plan—PSI Cash Balance Formula	n/a(1)	$104,255	—
	Supplemental Retirement Plan—Cash Balance Formula	40	$4,268,716	$15,445(2)
Andrew F. Sullivan	Merged Retirement Plan—Cash Balance Formula	12	$534,533	—
	Supplemental Retirement Plan—Cash Balance Formula	12	$952,301	$4,855(2)
Caroline A. Feeney	Merged Retirement Plan—Cash Balance Formula	30	$1,249,640	—
	Supplemental Retirement Plan—Cash Balance Formula	30	$851,514	$4,679(2)

(1)
Mr. Tanji transferred from Prudential to Prudential Securities Incorporated in 1994 and transferred back to Prudential from Prudential Securities Incorporated in 2002. He began accruing pension benefits under the Traditional Pension Formula and, subsequently, the Cash Balance Formula upon his election of this formula in 2001; in accordance with the Merged Retirement Plan Cash Balance Formula, credited service includes service with the Company’s subsidiaries, in particular Prudential Securities Incorporated. As a result of his transfer, ongoing service is not a consideration in determining his benefit under the PSI Cash Balance Formula. Mr. Falzon transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula and, subsequently, the Cash Balance Formula upon his election of this formula in 2001; in accordance with the Merged Retirement Plan Cash Balance Formula, credited service includes service with the Company’s subsidiaries, in particular Prudential Securities Incorporated. As a result of his transfer, ongoing service is not a consideration in determining his benefit under the PSI Cash Balance Formula.

(2)
For Messrs. Tanji, Falzon and Sullivan and Ms. Feeney, this payment was a distribution from the Supplemental Retirement Plan Cash Balance Formula to pay for accrued FICA taxes due in 2023 on this benefit, and federal, state, and local taxes on the distributed amount. The entire payment was withheld to pay these taxes. For Mr. Lowrey, this amount is made up of two payments: (i) for FICA taxes in the amount of  $25,513; and (ii) because the terms of the Supplemental Retirement Plan require a participant in active service on the first day of the month on or following his or her 65th birthday to receive his or her benefit on that date. In accordance with these terms, Mr. Lowrey received a distribution of  $7,370,975. Any Supplemental Retirement Plan benefit accrued after that date will be paid to Mr. Lowrey early in the year following the year in which the benefit was accrued.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	61

Executive Compensation
The Merged Retirement Plan
Our wholly owned subsidiary, The Prudential Insurance Company of America, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the NEOs, and other eligible U.S. employees. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.” In addition, employees who previously worked for Prudential Securities Incorporated also have retirement benefits for their service with Prudential Securities Incorporated under a third component of the Merged Retirement Plan: the “PSI Cash Balance Formula.”
Traditional Pension Formula
Under the Traditional Pension Formula, employees are fully vested in their accrued benefits. These benefits (which are subject to Internal Revenue Code limits) are determined using the following formula, which is based on Average Eligible Earnings (as defined) and years of Credited Service (as defined):
For a separation from service in 2023, Average Eligible Earnings are determined by taking the average of earnings (base salary plus annual incentive payment) over the period beginning January 1, 2015, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefits) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.
Generally, a participant’s benefit will be determined as the greater of:
•
the benefit as determined above calculated at the time of separation from service;

•
the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002;

•
if the Supplemental Retirement Plan benefit is to be paid in the form of an annuity, the benefit as determined above calculated as of January 1, 2012 (including any adjustment in the benefit on January 1, 2002 as described in the previous bullet), plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2012; and

•
if the Supplemental Retirement Plan benefit is to be paid in the form of an annuity, the benefit as determined above calculated as of January 1, 2023 (including any adjustment in the benefit on January 1, 2002 and January 1, 2012 as described in the previous bullets), plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2023.

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either: (a) after attainment of age 55 (with 10 years of vesting service) or age 65 or (b) due to an involuntary termination (other than for cause or exhausting short-term disability benefits) after attainment of age 50 (with 20 years of continuous service).
If a participant is eligible to retire, he or she is eligible for survivor benefits (with no actuarial reduction), a lesser (or no) reduction in benefit for benefit commencement before age 65, and an additional benefit paid to age 65.
There are currently no NEOs that have their benefit calculated under the Traditional Pension Formula.
62	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Executive Compensation
Cash Balance Formula
The Cash Balance Formula was added to the Merged Retirement Plan in 2001 for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated. At that time, we offered a one-time conversion election for the current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to opt to have their individual retirement benefits determined under the Cash Balance Formula. Participants who made this election to use the Cash Balance Formula are fully vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.
Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account that is allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments. Interest credits are made to the hypothetical account each month using an interest rate set each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2023 was 4.25%.
Active participants on June 30, 2003 received an additional credit equal to his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of January 1, 2002, if any. Active participants on June 30, 2012 received an additional credit of no more than his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of April 1, 2012, if any. Active participants on October 1, 2023 received an additional credit of no more than his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of June 30, 2023, if any.
Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity; 50%, 75%, or 100% joint and survivor annuity; or 50% contingent annuity. Employees who made the one-time conversion election to use the Cash Balance Formula (specifically, Messrs. Tanji and Falzon) have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit. As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until, and benefits will commence on the participant’s Normal Retirement Date.
Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.
PSI Cash Balance Formula
The PSI Cash Balance Formula applies only to employees who previously worked for Prudential Securities Incorporated. At this time, all participants are fully vested in their PSI Cash Balance Formula benefit. Messrs. Tanji and Falzon are the only NEOs with a benefit under this formula.
PSI Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account. Prior to January 1, 2004, the hypothetical accounts were allocated basic credits equal to 1.7% to 7% (depending on age and service) of eligible earnings. Since then, interest credits only have been made to the hypothetical account each month using an interest rate set each year, with a minimum rate of 5.00%. The rate in effect for 2023 was 5.00%.
Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single-life annuity; 50%, 75%, or 100% joint and survivor annuity; 50% or 100% contingent annuity; or single-life annuity with five or 10 years guaranteed.
As reported in the Pension Benefits Table, PSI Cash Balance accounts are assumed to grow with interest until, and benefits will commence, on the participant’s Normal Retirement Date.
Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	63

Executive Compensation
The Supplemental Retirement Plan and SERPs
The Supplemental Retirement Plan is a nonqualified retirement plan designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the NEOs, who are prohibited from receiving additional benefits under the Merged Retirement Plan because of Internal Revenue Code limits. Benefits under the Supplemental Retirement Plan are generally payable at the earlier of six months after separation from service and age 65. Under a special rule applicable to the Supplemental Retirement Plan, benefits are required to begin to be paid to a home office participant following attainment of age 65, regardless of whether he or she has separated from service.
The Prudential Insurance Supplemental Executive Retirement Plan and the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”) provide “Early Retirement Benefits” to certain eligible executives, including the NEOs, subject to the approval of our Board and the Committee. Early Retirement Benefits are designed to recognize the service and contributions of eligible executives who are involuntarily terminated by exempting them from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Traditional Pension Formula and the Grandfathered Benefit under the Cash Balance Formula of the Merged Retirement Plan and the Supplemental Retirement Plan. Benefits under the Prudential SERPs are generally payable at the earlier of six months after separation from service and age 65.
No NEO is currently eligible for benefits under the Early Retirement Benefits provision. Upon an involuntary termination of employment, Ms. Feeney may be eligible for benefits under the Early Retirement Benefits provision.
In 2008, Messrs. Falzon and Tanji and Ms. Feeney were permitted to make an irrevocable election regarding the form of payment for their pension benefits. Mr. Falzon and Ms. Feeney elected to receive their Supplemental Retirement Plan benefits in the form of an annuity. Mr. Tanji elected to receive his Supplemental Retirement Plan benefit in the form of a lump sum.
The Prudential Securities Incorporated Supplemental Retirement Plan for Executives (“PSI SERP”) was designed to make it more attractive to certain key executives to remain employees of Prudential Securities Incorporated and its subsidiaries. The PSI SERP benefit is determined as a target benefit, less the benefit payable from the PSI Cash Balance Formula and an estimated Social Security retirement benefit. The target benefit is 60% of an employee’s average salary times a ratio of service to 30 years. There are no NEOs currently eligible for benefits under the PSI SERP.
Notwithstanding the foregoing, benefits reported in the Pension Benefits Table are assumed to commence in the form of payment elected for this benefit, either an annuity or a lump sum, and at the same time as under the Merged Retirement Plan benefit to be consistent with assumptions used in the Company’s financial statements.
64	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Executive Compensation
Nonqualified Deferred Compensation
The following table provides information on the NEOs’ participation in the Prudential Supplemental Employee Savings Plan (the “SESP”) and the Deferred Compensation Plan:
Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Charles F. Lowrey	SESP	38,800	38,800	$34,424		$1,067,948
	Deferred Compensation	—	—	567,309		16,564,983
Kenneth Y. Tanji	SESP	14,492	14,492	$8,651		$277,777
	Deferred Compensation	1,042,800	—	641,332	(1,111,313)(5)	5,373,971
Robert M. Falzon	SESP	28,400	28,400	$20,077		$632,102
	Deferred Compensation	336,300	—	1,190,253		8,712,733
Andrew F. Sullivan	SESP	16,800	16,800	$6,685		$222,445
	Deferred Compensation	112,100	—	46,493		743,371
Caroline A. Feeney	SESP	—	—	$1,554		$45,952
	Deferred Compensation		—	503,641		3,412,108

(1)
The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP and elective contributions to the Deferred Compensation Plan from the annual incentive award (which amounts are included in the Salary and Non-Equity Incentive Plan Columns of the Summary Compensation Table, respectively).

(2)
The amounts reported in the Registrant Contributions in Last Fiscal Year column represent the Company’s contributions to each NEO’s SESP account (which amounts are also included in the All Other Compensation column of the Summary Compensation Table).

(3)
The amounts reported in the Aggregate Earnings in the Last Year column reflect no amounts for above-market interest on the SESP, as this amount was $0 for all of the NEOs.

(4)
The amounts reported in the Aggregate Balance at Last Fiscal Year End column represent balances from the SESP and Deferred Compensation Plan and include various amounts previously reported in the Summary Compensation Table as Salary, Non-Equity Incentive Plan Compensation or All Other Compensation.

(5)
This amount reflects the deferral of Mr. Tanji’s 2010 and 2014 annual incentive awards that he elected to have paid in 2023.

SESP
The SESP is a nonqualified defined contribution plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the NEOs, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($330,000 in 2023) to a hypothetical record-keeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the NEOs under the SESP are limited to base salary only. Interest is earned on a participant’s account at the same rate as the Fixed Rate Fund under the PESP. This rate is generally set quarterly within a calendar year, and the rate in effect for each quarter of 2023 was 3.5%. A participant’s account is distributed to the employee six months after the participant’s separation from service.
Deferred Compensation Plan
The Deferred Compensation Plan is a nonqualified, unfunded plan that provides certain designated executives in the United States, including the NEOs, with the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	65

Executive Compensation
Post-Employment Compensation Arrangements
While we have not entered into employment agreements with our NEOs, they are eligible to receive certain payments and benefits in the event of a termination of employment, including following a change in control of the Company, under the Severance Plan and Change in Control Program. Our CEO does not participate in the Severance Plan.
In many cases, subject to the approval of our Board, various payments and benefits are provided under the Severance Plan, the Change in Control Program, the Omnibus Plan and other Company plans and programs, as applicable.
Voluntary Termination(1)—Early or Normal Retirement
Annual Incentives. Annual Incentive Program: an annual incentive payment based on the current year’s Company and individual performance, payable following the completion of the performance year.
Stock Options. Omnibus Plan(1): vested stock options remain exercisable for a period of up to five years after termination; and unvested stock options continue to vest according to the original vesting schedule.
Performance Shares. Omnibus Plan(1): each grant of performance shares will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Committee.
Restricted Stock Units. Omnibus Plan(1): generally, each grant of restricted stock units vests one-third each year and is paid out annually in shares.
Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.
Involuntary Termination Without Cause
Severance. Severance Plan: assuming all eligibility conditions are satisfied, severance payments of up to 18 months of base salary and annual incentive.
Annual Incentives. Annual Incentive Program: an annual incentive payment based on the current year’s Company and individual performance, payable following the completion of the performance year.
Stock Options. Omnibus Plan(2): vested stock options remain exercisable for a period of up to five years after termination date and unvested stock options continue to vest according to the original vesting schedule.
Restricted Stock Units. Omnibus Plan(2): generally, each grant of restricted stock units vests one-third each year and is paid out annually in shares.
Performance Shares. Omnibus Plan(2): each grant of performance shares will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Committee.
SERP. Prudential SERP: Early Retirement Benefit provided to eligible participants.
Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive and additional benefit to Messrs. Tanji, Falzon, and Sullivan and Ms.Feeney based on the amount of severance.
Separation in Connection with Change in Control(3)
Severance. Change in Control Program: (i) a lump-sum payment equal to the sum of two times annual base salary and annual incentive (based on the average of the annual incentive payments for the previous three calendar years); and (ii) a payment equal to the present value of the retirement benefits that would have accrued during the period of time on which the lump-sum payment in (i) is based.
Annual Incentives. Change in Control Program and Annual Incentive Program: an annual incentive payment based on the target annual incentive award opportunity in the year termination occurs.
Stock Options. Change in Control Program and Omnibus Plan: accelerated vesting of stock options, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.
Performance Shares. Change in Control Program and Omnibus Plan: payment of outstanding performance shares at target in shares within 30 days of a change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer. Upon a change in control outstanding, unconverted performance shares will become vested at target and settled in shares, and outstanding performance shares that were converted to restricted stock units will become vested and settled in shares, only if such outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.
66	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Executive Compensation
Restricted Stock Units. Change in Control Program and Omnibus Plan: payment of restricted stock units in shares, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.
SERP. Prudential SERP: Early Retirement Benefit provided to eligible participants.
Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.
Health/Life. Change in Control Program: continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross-up” for any expected tax consequences associated with providing these health benefits.
Separation Due to Disability or Death
Annual Incentives. Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.
Restricted Stock Units. Omnibus Plan: all outstanding restricted stock units are paid out in shares.
Stock Options. Omnibus Plan: stock option vesting accelerates with up to three years to exercise.
Performance Shares. Omnibus Plan: all outstanding awards of performance shares are paid at target in shares of our Common Stock.
Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive (paid to spouse in the event of death). In the event of disability, additional credits until pension commencement (assumed to be Normal Retirement Date).
Health/Life. Prudential Welfare Benefits Plan: monthly disability payment based on salary plus, if Optional Long Term Disability coverage is elected, the greater of the most recently paid annual incentive award or the average of the last three most recently paid annual incentive awards.
(1)
Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment, all outstanding restricted stock units are generally forfeited.

(2)
Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment, generally a pro-rata portion of restricted stock units will vest.

(3)
Pursuant to the Change in Control Program, before payments may be made, a change in control must have occurred and the designated executive officer’s employment must, within two years following the change in control, either have been terminated involuntarily without “cause” or by the eligible executive officer for “good reason.” An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or if the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

Potential Payments upon Termination or Change in Control
The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2023 in the event of a termination of employment (voluntary or involuntary without cause) or a separation for another reason (change in control, disability, or death).
Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of the last business day of 2023.
Retirement eligibility differs according to the employment separation event. The following table assumes that benefits are paid in an annuity form and commence on January 1, 2024, unless stated otherwise. The table also assumes Board approval of various payments as applicable, for all NEOs, and displays hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments and benefits will depend on the circumstances and timing of any termination of employment or other triggering event.
The following items are excluded from the table below:
•
The benefits the NEOs would be entitled to receive under the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation table contained in this Proxy Statement).

•
Additional payments to the NEOs under the PESP, The Prudential Welfare Benefits Plan and The Prudential Retiree Welfare Benefits Plan (plans providing, among other things, life insurance, disability insurance, medical coverage and/or dental coverage), which do not discriminate in scope, terms, or operation in favor of the NEOs and are generally available to all salaried employees.

•
The effects of an involuntary termination of employment for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, restricted stock units, and stock options. The NEOs will receive no additional payments in the event of a termination of employment for cause.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	67

Executive Compensation
Estimated Post-Employment Payments and Benefits
Name	Type of Payment or Benefit		Voluntary Termination/Early or Normal Retirement ($)	Involuntary Termination Without Cause ($)	Separation Due to Change in Control ($)	Separation Due to Disability ($)	Separation Due to Death ($)
Charles F. Lowrey	Severance Payment*				12,049,416(1)
	Annual Incentive		4,143,000(2)	3,858,700(2)	4,049,500	3,858,700	3,858,700
	Long Term Incentive**	Performance Shares(3)			28,599,070	28,599,070	28,599,070
		Restricted Stock Units(4)			6,244,172	6,244,172	6,244,172
	Benefits	Health/Life			41,885(5)
		Addtl. Retire. Accruals	580,020	580,020	490,000	440,815	540,218
	Total		4,723,020	4,438,720	51,474,042	39,142,756	39,242,159
Kenneth Y. Tanji	Severance Payment*			3,422,100	5,544,421(1)
	Annual Incentive		1,790,000(2)	1,581,400(2)	1,750,000	1,581,400	1,581,400
	Long Term Incentive**	Performance Shares (3)			8,797,304	8,797,304	8,797,304
		Restricted Stock Units (4)			1,911,998	1,911,998	1,911,998
	Benefits	Health/Life			48,082(5)	1,194,110
		Addtl. Retire. Accruals	195,110	568,119	137,340	1,646,587	172,373
	Total		1,985,110	5,571,619	18,189,145	15,131,399	12,463,075
Robert M. Falzon	Severance Payment*			6,190,100	10,344,943(1)
	Annual Incentive		3,315,000(2)	3,086,700(2)	3,239,600	3,086,700	3,086,700
	Long Term Incentive**	Performance Shares (3)			22,841,090	22,841,090	22,841,090
		Restricted Stock Units (4)			4,991,044	4,991,044	4,991,044
	Benefits	Health/Life			37,671(5)
		Addtl. Retire. Accruals	458,788	1,315,482	389,200		429,051
	Total		3,773,788	10,592,282	41,843,548	30,918,834	31,347,885
Andrew F. Sullivan	Severance Payment*			4,406,100	6,559,542(1)
	Annual Incentive			2,187,400(2)	2,250,000	2,187,400	2,187,400
	Long Term Incentive**	Performance Shares (3)			10,789,781	10,789,781	10,789,781
		Restricted Stock Units (4)			2,349,343	2,349,343	2,349,343
	Benefits	Health/Life			52,338(5)	1,547,653
		Addtl. Retire. Accruals		570,189	170,000	2,682,479	185,929
	Total			7,163,689	22,171,004	19,556,656	15,512,453
Caroline A. Feeney	Severance Payment*			4,087,500	6,239,036(1)
	Annual Incentive			1,850,000(2)	2,100,000	1,850,000	1,850,000
	Long Term Incentive**	Performance Shares (3)			5,650,639	5,650,639	5,650,639
		Restricted Stock Units (4)			7,870,656	7,870,656	7,870,656
	Benefits	SERP		121,524	111,010
		Health/Life			42,907(5)	1,539,295
		Addtl. Retire. Accruals		604,747	192,000	1,829,556	194,400
	Total			6,395,171	22,206,248	18,471,546	15,297,095

(1)
Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.

(2)
Includes annual incentive award amount for 2023 performance.

(3)
Includes the value of 2021, 2022, 2023 target performance shares paid based on the latest year-end share price.

(4)
Includes the value of unvested restricted stock units paid based on the latest year-end share price.

(5)
Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2024 premium and contribution rates continue for the full 18 months.

*
Subject to receipt from the executive of a general release of claims and confidentiality and nondisparagement agreements.

**
Subject to receipt from the executive of a general release of claims and agreements relating to confidentiality, nondisparagement, nonsolicitation and, in the case of retirees, noncompetition.

68	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

General Information About the Meeting
Voting Instructions and Information
Who Can Vote
You are entitled to vote your Common Stock if our records show that you held your shares as of the record date of March 15, 2024. At the close of business on that date, a total of 359,380,146 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card or otherwise communicate your vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.
Voting Your Proxy
If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee, bring it to the meeting, and submit it with your vote.
If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability or the proxy card to vote online, or by signing, dating and mailing the proxy card in the postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person, if you satisfy the procedures for attendance outlined in “Attending the Annual Meeting” below.
Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. Except as discussed below with respect to shares held in certain Company plans, if you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: FOR each director nominee, FOR ratification of the appointment of the independent auditor, FOR the advisory vote to approve named executive officer compensation, and AGAINST the shareholder proposal regarding an independent board chairman.
Special Voting Instructions for Plan Shares
If you are a participant in the Prudential Employee Savings Plan (“PESP”) and your account is invested in the PFI Common Stock Fund, you may instruct the PESP Trustee on how to vote the shares of Common Stock credited to your PESP account and held in the Fund on March 15, 2024. The PESP Trustee, the shareholder of record, will vote these shares in accordance with your instructions or, if you do not provide voting instructions, in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions subject to the terms of the PESP plan document, its trust agreement and applicable law.
Matters to Be Presented
We are not aware of any matters that will be acted on at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.
Revoking Your Proxy
If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must deliver later-dated proxy instructions, advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the Annual Meeting, or attend the Annual Meeting and vote your shares in person.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	69

General Information About the Meeting
Quorum
A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting a majority of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.
Voting Requirements
You may either vote for, against or abstain on each of the proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast.
If you hold your shares in street name, brokers must vote according to specific instructions they receive from you. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. But they are not permitted to vote on certain proposals and may elect not to vote on any of the proposals without your voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker votes. Broker non-votes will be considered as present for quorum purposes, but they are not considered as votes cast and, if any, will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter.
Although the advisory vote in Item 3 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our commitment to shareholder engagement, will take the results into account in making a determination concerning our named executive officer compensation.
Election of Directors
At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.
70	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

General Information About the Meeting
BOARD RECOMMENDATIONS

The Board of Directors recommends that you vote “FOR” each of the Director Nominees, “FOR” the ratification of the appointment of the Independent Auditor, “FOR” the advisory vote to approve named executive officer compensation, and “AGAINST” the shareholder proposal regarding an Independent Board Chairman.

Cost of Proxy Solicitation
We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of  $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.
Attending the Annual Meeting
If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.
Attendance at the Annual Meeting is limited to shareholders of Prudential as of the record date. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.
Submission of Shareholder Proposals and Director Nominations
Rule 14a-8 Proposals for Inclusion in the Proxy Statement for the 2025 Annual Meeting
In order to submit shareholder proposals for the 2025 Annual Meeting of Shareholders for inclusion in our Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office (see below), no later than the close of business on November 28, 2024. Proposals submitted for inclusion in our Proxy Statement must comply with all of the requirements of SEC Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
Proxy Access Director Nominations for Inclusion in the Proxy Statement for the 2025 Annual Meeting
We have adopted proxy access, which permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding capital stock for at least three years, to submit director nominees for up to 20% of the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws. Notice of director nominations submitted under these proxy access By-law provisions must be received no earlier than December 15, 2024 and no later than January 14, 2025. However, if the 2025 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2025 Annual Meeting was given or public disclosure of the meeting date was made.
Director nominations submitted pursuant to the proxy access provisions of our By-laws must comply with all of the requirements of our By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary. As our By-laws make clear, simply submitting a proposal or nomination does not guarantee its inclusion.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	71

General Information About the Meeting
Other Proposals or Director Nominations for Presentation at the 2025 Annual Meeting
Our By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2025 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office (see below) not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws, other than pursuant to the By-laws’ proxy access provisions or Rule 14a-8, must include the information set forth in the By-laws (which includes information required under Rule 14a-19) and be received no earlier than December 15, 2024 and no later than January 14, 2025. However, if the 2025 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2025 Annual Meeting was given or public disclosure of the meeting date was made. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws. The Chairman may refuse to acknowledge or introduce any such matter at the 2025 Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-laws. If a shareholder does not meet these deadlines or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2025 Annual Meeting.
All proposals and director nominations should be addressed to: Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102.
Eliminating Duplicative Proxy Materials
A single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability, will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder.
If you would like to enroll in this service or receive individual copies of all documents, now or in the future, please contact Computershare by calling 1-800-305-9404 or writing to Computershare at P.O. Box 43078, Providence, RI 02940-3078. We will deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered promptly upon request to the address or telephone number provided above.
Delivery of Proxy Materials
We want to communicate with you in the way that is most convenient for you. You may choose to receive either a full set of printed materials—which will include an Annual Report, Proxy Statement, and proxy card—or an email with instructions for how to view the materials and vote online. To select a method of delivery during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2024 Annual Meeting, you may continue to choose your method of delivery of future documents by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.
If you do not choose a method of delivery as outlined above, you may receive a one-page Notice of Internet Availability instructing you how to access the materials and vote online in lieu of printed or electronic materials. As a publicly traded company, Prudential is legally required to make these materials available to all shareholders, and it is not possible to opt out of the mailing.
72	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

General Information About the Meeting
Annual Report on Form 10-K
The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to investor.relations@prudential.com or 751 Broad Street, Newark, NJ 07102.
Incorporation by Reference
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation and Human Capital Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
Shareholder List
A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.
Forward-Looking Statements and Website References
Certain of the statements included in this Proxy Statement constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our current expectations and beliefs concerning future developments and their potential effects upon the Company. Our actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We do not undertake to update any particular forward-looking statement included in this Proxy Statement.
Any standards of measurement and performance made in reference to our environmental, social, and other sustainability plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation, or prospect can or will be achieved. The inclusion of information related to our environmental, social, and other sustainability goals and initiatives is not an indication that such information is material under the standards of the Securities and Exchange Commission. Website references and their hyperlinks have been provided for convenience only. The content on any referenced websites is not incorporated by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	73

Appendix A – Non-GAAP Measures
Adjusted operating income (“AOI”) and operating return on average equity are non-GAAP measures of financial performance. Adjusted book value is a non-GAAP measure of financial position. We use earnings per share based on AOI, operating return on average equity, and adjusted book value as performance measures in our incentive compensation programs. Also, we believe that our use of these non-GAAP measures helps investors understand and evaluate the Company’s results of operations and financial position by providing measures that are primarily attributable to our business operations separate from the portion attributable to external and potentially volatile capital and currency market conditions.
Adjusted Operating Income
Adjusted operating income is a non-GAAP measure used by the Company to evaluate segment performance and to allocate resources. Adjusted operating income excludes “Realized investment gains (losses), net, and related charges and adjustments.” A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.
Realized investment gains (losses) within certain businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Adjusted operating income generally excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of an asset-liability management program related to the risk of those products. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are designated as trading. Adjusted operating income also excludes investment gains and losses on assets supporting experience-rated contractholder liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values are expected to ultimately accrue to contractholders. Additionally, adjusted operating income excludes the changes in fair value of equity securities that are recorded in net income.
Adjusted operating income excludes “Change in value of market risk benefits, net of related hedging gains (losses),” which reflects the impact from changes in current market conditions, and market experience updates, reflecting the immediate impacts in current period results from changes in current market conditions on estimates of profitability, which we believe enhances the understanding of underlying performance trends. Adjusted operating income also excludes the results of Divested and Run-off Businesses, which are not relevant to our ongoing operations and discontinued operations and earnings attributable to noncontrolling interests, each of which is presented as a separate component of net income under GAAP. Additionally, adjusted operating income excludes other items, such as certain components of the consideration for acquisitions, which are recognized as compensation expense over the requisite service periods, and goodwill impairments. Earnings attributable to noncontrolling interests is presented as a separate component of net income under GAAP and excluded from adjusted operating income.
Adjusted operating income does not equate to “Net income” as determined in accordance with U.S. GAAP. Adjusted operating income is not a substitute for income determined in accordance with U.S. GAAP, and our definition of adjusted operating income may differ from that used by other companies. The items above are important to an understanding of our overall results of operations. However, we believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability of our businesses. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of the items described above.
74	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Appendix A
Reconciliation of GAAP Net Income to After-Tax Adjusted Operating Income
(in millions)
	Year Ended December 31,
	2023	2022(1)
Net income (loss) attributable to Prudential Financial, Inc.	$2,488	$(1,647)
Income attributable to noncontrolling interests	20	(28)
Net income (loss)	2,508	(1,675)
Less: Earnings attributable to noncontrolling interests	20	(28)
Income (loss) attributable to Prudential Financial, Inc.	2,488	(1,647)
Less: Equity in earnings of operating joint ventures, net of taxes and earnings attributable to noncontrolling interests	29	(34)
Income (loss) before equity in earnings of operating joint ventures	2,459	(1,613)
Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(2,573)	(6,326)
Change in value of market risk benefits, net of related hedging gains (losses)	56	(443)
Market experience updates	110	642
Divested and Run-off Businesses:
Closed Block Division	(100)	(18)
Other Divested and Run-off Businesses	349	146
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	(68)	(36)
Other adjustments(2)	(218)	(939)
Total reconciling items, before income taxes	(2,444)	(6,974)
Less: Income taxes, not applicable to adjusted operating income	(617)	(1,447)
Total reconciling items, after income taxes	(1,827)	(5,527)
After-tax adjusted operating income	$4,286	$3,914

(1)
Prior period amounts adjusted for the implementation of ASU 2018-12: Targeted Improvements to the Accounting for Long-Duration Contracts.

(2)
Represents adjustments not included in the above reconciling items, including goodwill impairments related to Assurance IQ that resulted in charges of $177 million pre-tax and $140 million after-tax in the year ended December 31, 2023, and $903 million pre-tax and $713 million after-tax in the year ended December 31, 2022. Also includes certain components of consideration for business acquisitions, which are recognized as compensation expense over the requisite service periods.

Reconciliation of GAAP Earnings per Share to After-Tax Adjusted Operating Income
Earnings per Share
(shares in millions)
	Year Ended December 31,
	2023	2022(1)
Net income (loss) attributable to Prudential Financial, Inc.	$6.74	$(4.49)
Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(7.06)	(16.88)
Change in value of market risk benefits, net of related hedging gains (losses)	0.15	(1.18)
Market experience updates	0.30	1.71
Divested and Run-off Businesses:
Closed Block Division	(0.27)	(0.05)
Other Divested and Run-off Businesses	0.96	0.39
Difference in earnings allocated to participating unvested share-based payment awards	0.05	0.07
Other adjustments(2)	(0.60)	(2.51)
Total reconciling items, before income taxes	(6.47)	(18.45)
Less: Income taxes, not applicable to adjusted operating income	(1.59)	(3.65)
Total reconciling items, after income taxes	(4.88)	(14.80)
After-tax adjusted operating income	$11.62	$10.31
Weighted average number of outstanding Common shares (diluted)	364.6	374.7

(1)
Prior period amounts adjusted for the implementation of ASU 2018-12: Targeted Improvements to the Accounting for Long-Duration Contracts.

(2)
Represents adjustments not included in the above reconciling items, including goodwill impairments that resulted in charges in the years ended December 31, 2023 and 2022 related to Assurance IQ. Also includes certain components of consideration for business acquisitions, which are recognized as compensation expense over the requisite service periods.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT	75

Appendix A
Reconciliation of GAAP Book Value to Adjusted Book Value
(in millions, except per share data)
	Year Ended December 31,
	2023	2022(1)
GAAP book value (total Prudential Financial, Inc. equity) at end of period	$27,820	$30,593
Less: Accumulated other comprehensive income (AOCI)	(6,504)	(3,806)
GAAP book value excluding AOCI(2)	34,324	34,399
Less: Cumulative change in fair value of funds withheld embedded derivatives(3)	(181)	—
Less: Cumulative effect of foreign exchange rate remeasurement and currency translation adjustments corresponding to realized gains (losses)(4)	(518)	(723)
Adjusted book value	$35,023	$35,122
Number of diluted shares at end of period	362.4	370.9
GAAP book value per Common share – diluted	$76.77	$82.48
Adjusted book value per Common share – diluted	$96.64	$94.69

(1)
Prior period amounts adjusted for the implementation of ASU 2018-12: Targeted Improvements to the Accounting for Long-Duration Contracts.

(2)
Foreign currency translation adjustments and the cumulative impact of foreign currency exchange rate remeasurement, except for those items remeasured through net income (loss), are a component of accumulated other comprehensive income.

(3)
Amount represents the cumulative change in fair value of funds withheld embedded derivatives related to unrealized gains and losses on available-for-sale securities and certain derivatives associated with a reinsurance agreement with Prismic Life Reinsurance, Ltd.

(4)
Includes the cumulative impact of net gains and losses resulting from foreign currency exchange rate remeasurement and associated realized investment gains and losses included in net income (loss) and currency translation adjustments corresponding to realized investment gains and losses.

Operating Return on Average Equity
Operating return on average equity (based on adjusted operating income) is a non-GAAP measure and represents adjusted operating income after-tax divided by average Prudential Financial, Inc. equity excluding accumulated other comprehensive income and adjusted to remove amounts included for foreign currency exchange rate remeasurement and the cumulative change in fair value of funds withheld embedded derivatives. The comparable GAAP measure to operating return on average equity (based on adjusted operating income) is return on average equity (based on net income). Return on average equity (based on net income) represents income after-tax, attributable to consolidated Prudential Financial, Inc., as determined in accordance with U.S. GAAP, divided by average total Prudential Financial, Inc. equity. Return on average equity (based on net income (loss)) was 8.6% and (5.4)% for the years ended December 31, 2023 and December 31, 2022, respectively.
76	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2024 PROXY STATEMENT

Pay Equity Statement
Prudential’s Total Rewards package is integral to our employee value proposition. This package includes compensation, benefits, and well-being and talent programs and resources available to our employees.
As part of our annual human resources strategy update, our Board of Directors reviews and provides oversight of the Company’s pay practices.
Our Total Rewards and talent programs are market competitive, reviewed against our relevant peer group of companies, and enable Prudential to recruit and promote talent within the context of an individual’s background, experience, and performance.
Prudential’s policies and practices are designed to address pay equity throughout the employee’s career.
Recruiting
•
Took steps to reduce the likelihood that historical compensation decisions are perpetuating discriminatory pay practices.

•
Nationally, Prudential removed inquiries concerning current or past compensation from its employment applications, except as required by law.

•
Stopped considering compensation history when establishing starting pay for new employees, except as required by law.

•
These practices go beyond simple compliance with the laws of a limited number of states and cities.

Existing Employees
•
Guided by independent legal counsel, Prudential conducts a review of its U.S. compensation practices to help protect against systemic race/ethnicity and gender-biased patterns and takes action as warranted.

•
Employees can raise issues regarding pay equity with the Ethics Office, Employee Relations, Human Resources, or their manager.

•
Pay equity is a critical component of our commitment to paying employees fairly, regardless of race/ethnicity and/or gender.

•
We try to ensure that pay discrimination concerns are promptly and thoroughly investigated by trained professionals dedicated to reviewing unlawful discrimination claims.

US Employee Pay Analysis

In 2024, Prudential retained independent experts to conduct pay analyses for our U.S. population. Base salary, bonus, and equity were evaluated. Described below are the results which trend positively from our 2022 analyses, reinforcing our commitment to diversity and inclusion:
•
With respect to salary, the results showed that, when accounting for relevant factors including job and location, on average, women were paid at least 100% of the pay of male employees and, Black and Asian employees were paid at least 100%, and Hispanic employees were paid 99.9% of the pay of non-Hispanic white employees.1

•
With respect to total compensation (salary, bonus, and equity), accounting for relevant factors including job and location, on average, women were paid 99.1% of the pay of male employees and, Asian and Hispanic employees were paid at least 100% and Black employees were paid 99.9% of the pay of non-Hispanic white employees.

In 2022, salary, bonus, and equity were evaluated. Described below are the results:
•
With respect to salary, the results showed that, when accounting for relevant factors including job and location, on average, women and Asian employees were paid at least 100% of the pay of male and white employees, respectively. Additionally, on average, Black employees were paid 99.3% and Hispanic employees 99.0% of the pay of non-Hispanic white employees.

•
With respect to total compensation accounting for relevant factors including job and location, on average, women were paid at 99.8% of male employees, Asian employees were paid at least 100%, Black employees were paid 99.4% and Hispanic employees were paid 98.9% of non-Hispanic white employees.

1.   Hispanic also includes employees of Latin descent.

We work with our communities
to create solutions
that drive economic mobility.
At Prudential, our purpose is to solve the financial challenges of our changing world. We believe that building better financial futures starts with cultivating strong partnerships. We know that those who are closest to their communities are best positioned to drive change, so we work hand-in-hand with residents, organizations and institutions that are creating impact in neighborhoods around the world.
Locally, we’re supporting community-based projects that foster neighborhood stability and growth.
In 2023, the company launched the inaugural Prudential Community Grants Program in our hometown of Newark, New Jersey. With a $500,000 grant to the Community Foundation of New Jersey, Prudential supported 53 neighborhood-based solutions to promote community vitality. These programs include a free weekly community workout; violence prevention programs for youth; and education sessions on healthy eating and using community gardens. An especially impactful aspect of the program: tapping the collective wisdom and insights of the community by having residents serve on the selection committee.
We committed nearly $7 million to strengthen historically Black colleges and universities (HBCUs) throughout the U.S.
Prudential and PGIM have a multipronged strategy to strengthen the capacity of HBCUs as anchor institutions in their communities. A key goal: providing access to educational resources for students to increase their knowledge of finance and capital markets. By working in lockstep with leaders at institutions including Hampton University and Florida A&M University, we’ve provided 500 students at HBCUs and other schools with $1,000 grants to seed investment accounts. We’ve also helped provide Bloomberg Terminals to boost students’ access to current market intelligence and trading skills through the PGIM Finance Labs.
We’re investing in youth overseas to increase their economic opportunities.
As just one example, in 2023, Prudential of Brazil launched a unique program in response to a staggering statistic: Only 5 of every 100 public high school graduates in Brazil achieve required math proficiency. The Actuaries of the Future program selects youth from the Redes de Maré favela, a historically disadvantaged neighborhood, to prepare for and take a college entrance exam for math, actuarial sciences, statistics and accounting.
This is a new component of Prudential of Brazil’s successful initiative, Young Professionals for the Future, launched in 2020. The Prudential Foundation has committed more than $2 million to help more than 5,000 young Brazilians who have historically been underserved get access to better schooling and job training. This pioneering effort is the result of collaboration with Redes da Maré, a nonprofit partner in Rio de Janeiro that truly understands the needs of its community.

MMMMMMMMMMMMMMMAdmission Ticket C0123456789 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext000000000.000000 ext000000000.000000 ext 000000000.000000 ext000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6 Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 11:59 p.m., May 13, 2024, for Registered Shares andby 11:59 p.m., May 8, 2024, for PESP Shares.OnlineGo to www.investorvote.com/prudential — login details are located in the shaded bar below.Vote by telephone•Call toll-free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE for the call.•Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Save paper, time and money! Registered shareholders (Holders of Record) can sign up for electronic delivery of future proxy materials at www.investorvote.com/prudential 1.Election of Directors: T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. TFor Against AbstainFor Against AbstainFor Against Abstain+ 02- Robert M. Falzon03- Martina Hund-Mejean 06 - Kathleen A. Murphy 07 - Sandra Pianalto 10 - Michael A. Todman 04 - Wendy E. Jones08 - Christine A. Poon 2.Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.3.Advisory vote to approve named executive officer compensation. For Against Abstain 4.Shareholder proposal regarding an Independent Board Chairman. For Against Abstain I would like a free tote bag from Prudential.I prefer Prudential contribute to a tree planting campaign.Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N T1 U P X6 0 0 3 5 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belonging or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification.This card covers the total number of shares of Prudential Financial, Inc. Common Stock (“Common Stock”) registered in your name (“Registered Shares”) at Prudential’s transfer agent, Computershare, as of March 15, 2024, and may also cover the total number of shares of Prudential Financial, Inc. Common Stock held in The Prudential Employee Savings Plan (“PESP”) on March 13, 2024.You only need to vote once. This card enables you to submit your vote on your Registered Shares and to provide voting instructions to the PESP Trustee for your PESP shares.Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 14, 2024. The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T+This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 14, 2024.The undersigned, having received the Notice of Meeting and Proxy Statement dated March 28, 2024, appoints Margaret M. Foran, Ann Kappler and Charles F. Lowrey, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 14, 2024, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.This proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder. If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting and any adjournment or postponement thereof  (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).Special Voting Instructions for Plan Shares: If you are a participant in The Prudential Employee Savings Plan (“PESP”), your shares will be voted by the applicable trustee or administrator in accordance with the instructions indicated on the reverse side or received by internet or telephone. If no instructions are specified, your PESP shares will be voted in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions, and all other shares will be voted by the plan administrator in accordance with the Board of Directors’ recommendations, in each case, subject to the terms of the applicable plan documents and applicable law.Comments — We value your feedback. Please provide any comments you have in the space below.

Prudential

Proxy/Voting Instruction Form

A Proposals – The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Gilbert F. Casellas	☐	☐	☐	05 - Charles F. Lowrey	☐	☐	☐	09 - Douglas A. Scovanner	☐	☐	☐
02 - Robert M. Falzon	☐	☐	☐	06 - Kathleen A. Murphy	☐	☐	☐	10 - Michael A. Todman	☐	☐	☐
03 - Martina Hund-Mejean	☐	☐	☐	07 - Sandra Pianalto	☐	☐	☐				
04 - Wendy E. Jones	☐	☐	☐	08 - Christine A. Poon	☐	☐	☐				

+

The Board of Directors recommends a vote FOR Proposals 2 and 3.

B Non-Voting Proposal – Please select one option or leave blank if you do not want to participate.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

C 1234567890 JNT

+

03XHGA

MMMMMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T 01 - Gilbert F. Casellas 02 - Robert M. Falzon03 - Martina Hund-Mejean 04 - Wendy E. Jones For Against Abstain 05 - Charles F. Lowrey 06 - Kathleen A. Murphy 07 - Sandra Pianalto08- Christine A. Poon For Against Abstain 09- Douglas A. Scovanner 10 - Michael A. Todman For Against Abstain+ 2.Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.3.Advisory vote to approve named executive officer compensation. For Against Abstain 4.Shareholder proposal regarding an Independent Board Chairman. For Against Abstain I would like a free tote bag from Prudential.I prefer Prudential contribute to a tree planting campaign.Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N T1 U P X6 0 0 3 5 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belonging or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification.T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. TThis proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 14, 2024.The undersigned, having received the Notice of Meeting and Proxy Statement dated March 28, 2024, appoints Margaret M. Foran, Ann Kappler and Charles F. Lowrey, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 14, 2024, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.This proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder. If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting and any adjournment or postponement thereof  (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 14, 2024. The Proxy Statement and Annual Report to Shareholders are available at www.prudential.com/governance.

MMMMMMMMMMMM+C 1234567890ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6 Your vote matters – here’s how to vote!You may vote online or by phone.Votes submitted electronically must be received by 11:59 p.m., May 13, 2024, for Registered Shares andby 11:59 p.m., May 8, 2024, for PESP Shares.OnlineGo to www.investorvote.com/prudential — login details are located in the shaded bar below.Vote by telephone Important Notice Regarding the Availability of Proxy Materials for the Prudential Financial, Inc. Shareholder Meeting to be Held on May 14, 2024Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:Easy Online Access — View your proxy materials and vote.Step 1:Go to www.investorvote.com/prudential.Step 2:Click on the icon on the right to view meeting materials.Step 3:Return to the investorvote.com window and follow the instructions on the screen to log in.Step 4:Make your selections as instructed on each screen for your delivery preferences.Step 5:Vote your shares.When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. 03XHHA 2 N O T C O Y+

Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 14, 2024, at 751 Broad Street, Newark, New Jersey 07102, at 2:00 p.m.Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.The Board of Directors recommends that you vote FOR the election of each director nominee listed in Proposal 1, FOR Proposals 2 and 3:1.Election of Directors: Gilbert F. Casellas, Robert M. Falzon, Martina Hund-Mejean, Wendy E. Jones, Charles F. Lowrey, Kathleen A. Murphy Sandra Pianalto, Christine A. Poon, Douglas A. Scovanner and Michael A. Todman.2.Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.3.Advisory vote to approve named executive officer compensation.The Board of Directors recommends that you vote AGAINST Proposal 4:4.Shareholder proposal regarding an Independent Board Chairman.PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. We encourage you to vote your shares before the Annual Meeting. If you are attending the meeting, you will be asked to present your admission ticket and valid government-issued photo identification. For your safety, all personal belonging or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification.Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or beforeMay 1, 2024, to facilitate timely delivery.Here’s how to order a copy of the proxy materials and select future delivery preference:Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet.PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.J Internet – Go to www.investorvote.com/prudential and follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.J Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.J E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In thee-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

Dear Shareholder:This package includes your proxy and voting materials. We care about what you think and voting is an important way for you to let us know how we’re doing.To express our appreciation of your vote, we are once again offering all registered shareholders a choice of receiving a specially designed, environmentally friendly tote bag, or contributing to a tree-planting campaign. Since its inception, we have provided nearly 851,000 tote bags to our shareholders. With your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems.Whether you vote via the internet, phone, or mail, you can indicate your choice of either the bag or a tree-planting contribution. If you elect to receive a bag, you can expect to receive your free gift by the end of the summer.Thank you for taking the time to vote. 2024 Reminder: Direct Deposit Your Three ways to enroll in direct deposit: Margaret M. Foran'LMIJ +SZIVRERGI 3GIV,Senior Vice President and Corporate Secretary By the end of 2024, Prudential will no longer mail paper dividend checks to registered shareholders. If you are not already enrolled and are a registered shareholder with our transfer agent, Computershare, please do not delay and enroll now to continue to receive your Prudential stock dividends.

Prudential

March 28, 2024

Dear Shareholder:

As a shareholder, you have the right to vote on important matters that affect Prudential Financial. We take the opinions of Prudential's shareholders very seriously and we hope you will provide your input by casting your vote on the items in the 2024 Proxy Statement.

Enclosed you will find a Notice of Internet Availability (Notice), which provides information on how to view the materials and cast your vote online. If you would prefer to vote by mail, you may request a paper copy of the proxy materials by visiting www.investorvote.com/prudential, calling 1-866-641-4276, or by sending an email to investorvote@computershare.com.

Additional information regarding the Notice is located on the reverse side of this letter. The SEC has also created an educational website where you can learn more about proxy voting—**www.sec.gov/spotlight/proxymatters.shtml**.

To express our appreciation when you vote, we are once again offering all registered shareholders a choice of receiving a specially designed, environmentally friendly tote bag, or contributing to a tree-planting initiative. Since its inception, we have provided nearly 851,000 tote bags to our shareholders. With your active participation, we continue to support the work of American Forests to protect and restore America's forest ecosystems. This year's tree-planting initiative will continue our work with American Forests.

As always, we thank you for your investment in Prudential.

Sincerely,

2024 Reminder: Direct Deposit Your Prudential Dividend

Three ways to enroll in direct deposit:

Visit: https://qrco.de/PRU2024

Scan:

© 2023 Prudential Financial, Inc., and its related entities. All rights reserved.

© Copyright 2017 Computershare Limited. All rights reserved. FAQ — Internet Availability of Proxy Materials The Securities and Exchange Commission (SEC) has issued rules requiring public companies to: • Make proxy materials (such as the Annual Report and Proxy Statement) available on the internet • Notify shareholders how and where to access those materials online These rules allow companies to give shareholders more options for reviewing important proxy materials. Information can be made available to shareholders more quickly and conveniently — online documents are easily The SEC also allows companies to send a one-page Notice to holders with instructions on how to access the materials online, rather than sending a full set of materials. Our reasons for choosing the notice-only option are to: • Adopt more sustainable practices and be more environmentally responsible — by shrinking our carbon footprint through reductions in ink and paper used in printing and fuel used in shipping • Increase shareholder value — by reducing print and mail costs lease reer to te inormation below to learn more and to and ot wat or otions are as a sareolder to view materials and vote. What is on the one-page Notice? The Notice contains simple instructions on how to: • Access and view the proxy materials online • Vote your shares online • Request a free set of printed materials • Change delivery preferences for future proxy mailings DO retain the Notice for future reference DO NOT mark your vote on the Notice and return it; the Notice is not a proxy card or ballot If I received only a one-page Notice, how do I vote my shares? To vote your shares, follow the instructions on the Notice to vote online. If you request a paper copy of the proxy materials, you’ll receive a proxy card with voting instructions. You may also vote your shares in person by bringing the Notice with you and attending the meeting. If I received only a one-page Notice, how do I request a full set of printed materials for this meeting or future proxy mailings? To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via internet, telephone or email. If I received a full set of materials, may I request only a one-page Notice for future proxy mailings? Our company will make a decision for each meeting whether or not to use the notice-only option, and send notice-only mailings at our discretion. Can I elect to receive my proxy materials electronically? You may elect to receive materials via email for future mailings. You will receive the materials electronically if our company chooses to offer email delivery in the future. To change your delivery preferences, follow the instructions on the Notice. One of your key privileges as an investor is the right to vote on important matters that affect the company you own shares in. Please vote. Your vote is important to us and our business.

Video Transcript Delivered For:
Prudential Financial, Inc. 2024 Proxy Statement
Wendy E. Jones, Prudential Board Member
Theresa Molloy
Hello. I am Theresa Molloy, Vice President of Governance at Prudential. Thank you for tuning in to watch this short video “Three Questions for Wendy Jones”. Wendy is a Prudential Board member and sits on the Company’s Audit, Corporate Governance and Business Ethics and Compensation and Human Capital Committees.
Wendy, thank you very much for taking the time to share your insight about Prudential’s Board.
Theresa Molloy
Wendy tell us a little bit about your background and why you chose to join Prudential’s board?
Wendy Jones
Prior to joining Prudential’s Board, I was Senior Vice President of Global Operations at Ebay. I retired from Ebay in 2020 and joined Prudential’s Board in January 2021.
I chose to join Prudential’s Board because I believed my global experience and technical expertise could help Prudential leverage its technology for more meaningful customer impact.
I was also impressed by the Board’s culture and rigor of Prudential’s Board recruitment process.
Theresa Molloy
That is a great segue into my next question regarding director succession planning. You sit on the Governance Committee. Can you explain how the Committee and Board think about Board composition to ensure optimal performance?
Wendy Jones
I would be happy to.
We start with our skills matrix — like the one all investors have access to in our proxy statement. This is our roadmap. We compare the skills and attributes of current directors with those that are critical to the Company’s long-term strategy, and we identify and address any gaps. If there are gaps, we contemplate the best way to enhance Board expertise.
A recent example is the addition of Kathleen Murphy to our Board. Kathleen is the former president of Fidelity’s Personal Investing unit. She brings extensive experience in financial services including wealth management as well as investment and asset management and a track record for driving growth and building new business capabilities.
We also look at the full Board’s composition. Our Corporate Governance Principles and Practices explains how the Board requires a diverse candidate pool for all director searches and evaluates a nominee’s experience, diversity, skills and other qualities in the context of the full Board.
As we narrow the candidate pool, we examine two critically important qualities. One, we evaluate the candidates outside commitments. We want to make sure the candidate can fulfill their responsibilities given the significant time commitment of a Prudential directorship. And two, we consider the candidate’s cultural fit because we believe a healthy culture plays a significant role in elevating Board performance.
Theresa Molloy
Wendy for our final question what do you want our audience to know about Prudential’s Board?
Wendy Jones
January 2024 marked my third year on Prudential’s Board. During the recruitment process — and today, I see a Board that is cohesive and collaborative, yet comfortable challenging business concepts that they believe are not aligned with the Company’s long-term objectives.
I believe this stems from the skills, experience and diversity of each director’s history. The quality of our directors is evident not only in their biographies that you read in our proxy — but their unwavering commitment to Prudential’s success.
Theresa Molloy
This wraps up our “Three Questions for Wendy Jones”. Wendy thank you for taking the time to share you views with our stakeholders.
Wendy Jones
It is my pleasure, Theresa.

Video Transcript Delivered For:
Prudential Financial, Inc. 2024 Proxy Statement
Martina Hund-Mejean, Prudential Board Member
Cecilia Orchard
Hello. I am Cecilia Orchard, Senior Vice President and Chief Auditor at Prudential. Thank you for tuning in to watch this short video “Three Questions for Martina Hund-Mejean”, Prudential board member.
Martina, thank you very much for taking the time to share your insight about Prudential’s Board.
Cecilia Orchard
First, can you tell me about your role as director and what it was about Prudential that led you to join the Board?
Martina Hund-Mejean
I have been on Prudential’s Board since 2010. I am currently Chair of the Audit Committee and member of the Board’s Finance Committee. Prudential’s purpose of making lives better by solving the financial challenges in a changing world is an important one.
At the time I joined, I was the CFO at Mastercard. I believed my standard of leadership, strategic thinking and financial stewardship as CFO complemented the skills of Prudential’s other directors and uniquely suited me to add value to the Board.
Cecilia Orchard
I think that has served our Board well. Can you tell me about the role of the Audit Committee and your role as Chair?
Martina Hund-Mejean
The purpose of the Audit Committee is to oversee Prudential’s accounting and financial reporting and related disclosure processes. The Committee specifically oversees insurance risk, operational risk, risk related to financial controls, legal, regulatory and compliance, and the Company’s overall risk management function.
The Audit Department, and you as the Chief Audit Executive, reports directly to the Audit Committee, enabling direct line of sight into evaluation of these risks and supporting the independent effective challenge so necessary for the internal auditors. I also oversee the relationship with our external auditors.
As Chair, I oversee and take ultimate responsibility for the Audit Committee’s work and coordinate our initiatives with other board committees. During each Audit Committee meeting, we set aside time to take a deep dive into important areas of risk, accounting policy, and financial estimates.
Cecilia Orchard
I greatly value the role you play in overseeing the Internal Audit Department, in particular your active engagement and support.
For our final question what do you want our audience to know about Prudential’s Board?
Martina Hund-Mejean
First, Prudential’s management team encourages directors to engage with employees outside of the Company’s most senior leaders. For example, we have Board dinners that include the next generation of senior leaders before each in-person Board meeting. This is particularly important to me because this company stands and falls with its people. Prudential is a very large and complex organization, and I spend a great deal of time speaking to our internal auditors and I am impressed with their understanding of the strategic alignment among the various businesses and functions. They are a key partner of Prudential’s transformation and our audit plan must be commensurate with the amount of change we are navigating.
Prudential’s directors appreciate that our stakeholders view Prudential as the rock. . The Board is fully behind the Company’s strategy — which means, fueling our growth with a focus on customer needs, product quality and speed to market.
We would not be able to serve our customers successfully without our commitment to a robust risk and controls framework, which starts at the Board and cascades throughout the organization.
Cecilia Orchard Closes
This wraps up our “Three Questions for Martina Hund-Mejean”. Martina thank you for taking the time to share your views with our stakeholders.
Martina Hund-Mejean
It is my pleasure, Cecilia.